UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)
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MOLINA HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017 Annual Meeting of Stockholders
and
Proxy Statement

YOUR VOTE IS IMPORTANT TO US!
Please vote by using the Internet, the telephone or by
signing, dating, and returning your proxy card.

Notice of 2017 Annual Meeting of Stockholders

Date and Time Wednesday, May 3, 2017 10:00 a.m., Pacific Time	Location Molina Healthcare, Inc. Corporate Headquarters 200 Oceangate, 15th Floor Long Beach, California 90802
Items to be Voted On

1	To elect three Class III directors to hold office until the 2020 annual meeting.

2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.

3	To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.

4
To approve an amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan.

5	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

6	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting
We hope that you will participate in the Annual Meeting. In all cases, have your proxy card available when you start the voting process.

By internet	By toll-free telephone
www.proxyvote.com	1-800-690-6903

By mail	In person
Follow instructions on your proxy card	At the Annual Meeting
Record Date
The Board of Directors has fixed the close of business on March 9, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote, at the annual meeting and at any continuation, adjournment, or postponement thereof. This notice and the accompanying proxy statement are being mailed or transmitted on or about March 22, 2017 to the Company’s stockholders of record as of March 9, 2017.

March 22, 2017	By Order of the Board of Directors

Joseph M. Molina, M.D.
Chairman of the Board, Chief Executive Officer, and President

About Molina Healthcare	5
PROPOSAL 1 - Election of Directors	7
Information About Director Nominees	9
Information About Directors Continuing in Office	9
Additional Information About Directors	14
Corporate Governance and Board of Directors Matters	15
Information About the Board and its Committees	18
Meetings of Non-Management Directors	19
Committees of the Board of Directors	19
Meetings of the Board of Directors and Committees	21
Non-Employee Director Compensation	22
Information About the Executive Officers of the Company	24
Executive Compensation	25
Compensation Discussion and Analysis	25
Compensation Committee Report	36
Compensation Tables	37
Potential Payments Upon Change in Control or Termination	42
Fiscal Year 2017 Compensation	46
Compensation Committee Interlocks and Insider Participation	50
Audit Committee Report	51
Fees Paid to Independent Registered Public Accounting Firm	52
Related Party Transactions	52
PROPOSAL 2 - Advisory Vote on the Compensation of Our Named Executive Officers	53
PROPOSAL 3 - Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of Our Named Executive Officers	54
PROPOSAL 4 - Approval of the Amendment and Restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and Re-approve the Material Terms of the Performance Goals for Section 162(m)(1) Awards Under the Equity Incentive Plan	55
PROPOSAL 5 - Ratification of the Appointment of Independent Registered Public Accounting Firm	64
Section 16(a) Beneficial Ownership Reporting Compliance	64
Security Ownership of Certain Beneficial Owners and Management	64
Security Ownership of Management	65
Security Ownership of Principal Stockholders	66
Securities Authorized for Issuance Under Equity Compensation Plans	67
Management Analysis of Material Adverse Effects of Compensation Plans	67
Householding	67
Others Matters	67
Questions and Answers About our Annual Meeting	68
Appendix A - Molina Healthcare, Inc. 2011 Equity Incentive Plan	Appendix A-1
Proxy Card & Instructions

ABOUT MOLINA HEALTHCARE
Our Vision and Mission
We envision a future where everyone receives quality healthcare.
Our mission is to provide quality healthcare to people receiving government assistance.
We offer healthcare services for persons served by Medicaid, Medicare, the Children’s Health Insurance Program (CHIP), and the Marketplace, and we also offer products to assist government agencies in their administration of the Medicaid program.
Our Goal is to Achieve our Mission While Improving the Financial Strength of our Organization

2016
(Dollars in millions, except per-share amounts)

Total Revenue	Net Income per Share	Adjusted Net Income Per Share*
$17,782	$0.92	$1.28

Net Profit Margin	EBITDA*	Ending Membership
0.3%	$467	4,227,000
Non-GAAP financial measures referred to in this proxy statement are designated with an asterisk (*). For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A)—Non-GAAP Financial Measures,” and “MD&A—Supplemental Information” in our 2016 Annual Report.
2016 Achievements

•	Entrance into New Markets.

◦	We entered the New York market by acquiring an existing health plan, Today’s Options of New York, Inc., which currently operates under the name Molina Healthcare of New York, Inc.

•	Improvement in Quality Star Ratings.

◦	Two of the Company’s health plans, Molina Healthcare of Florida, Inc. and Molina Healthcare of New Mexico, Inc., achieved an improvement in Medicare Star Ratings of 0.5 Stars.

•	Achievement of National Committee for Quality Assurance (“NCQA”) Accreditation for Additional Health Plans.

◦	Both our Illinois health plan and our South Carolina health plan achieved NCQA accreditation.

•	Elimination of Tax Gross-Up Provisions From Employment Agreements.

◦	We amended the employment agreements with each of Dr. Molina and Mr. Molina to remove the Internal Revenue Code Section 280G gross-up provisions.

Molina Healthcare, Inc. 2017 Proxy Statement | 5

Matters for Stockholder Voting
At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

Proposal	Board Vote Recommendation
To elect three Class III directors to hold office until the 2020 annual meeting.	FOR
To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR
To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.	FOR (Every One Year)
To approve an amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and re-approve the material terms of the performance goals for Section 162(m)(1) Awards under the Equity Incentive Plan
FOR
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.	FOR
Election of Directors
You are being asked to cast votes for three directors, Mr. J. Mario Molina, M.D., Ms. Ronna E. Romney, and Mr. Dale B. Wolf, each for a three-year term expiring in 2020. This proposal requires for each nominee the affirmative vote of a majority of votes cast at the annual meeting.
Governance Highlights

Independence	• 8 of our 10 directors are independent. • All of our board committees, except the compliance and quality committee, are composed exclusively of independent directors.
Executive Sessions	• The independent directors regularly meet in private without management.
Board Oversight of Risk Management	• Our board has principal responsibility for oversight of the Company’s risk management process and understanding of the overall risk profile of the Company.
Share Ownership Requirements
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Our non-executive directors must hold shares of the Company’s common stock with a value of at least three times the aggregate annual cash retainer amounts payable to such directors, within five years of joining the board.
•
Our chief executive officer must hold shares of the Company’s common stock with a value of at least five times his annual base salary.
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Our chief financial officer must hold shares of the Company’s common stock with a value of at least four times his annual base salary.
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Our chief operating officer must hold shares of the Company’s common stock with a value of at least three times her annual base salary.
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Our other named executive officers must hold shares of the Company’s common stock with a value of at least two times their annual base salaries.

Board Practices
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Our board annually reviews its effectiveness as a group, with the results of the annual review being reported to the board.
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Nomination criteria are adjusted as needed to ensure that our board as a whole continues to reflect the appropriate mix of skills and experience.
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We have a clawback policy that entitles the Company to seek recovery by the Company of incentive-based compensation from current and former executives in the event of any accounting restatement due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws.
•
Our insider trading policy prohibits all directors, executive officers, and vice presidents of the Company or subsidiary executive officers from engaging in short sales and hedging transactions relating to our common stock, as well as pledging of our common stock.

Accountability	• Directors must be elected by a majority of votes cast.

Molina Healthcare, Inc. 2017 Proxy Statement | 6

Proxy Statement
This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Molina Healthcare, Inc. (“Board” or “Board of Directors”) for the Annual Meeting to be held on Wednesday, May 3, 2017, at 10:00 a.m. Pacific Time. Please review the proxy statement in its entirety and the Company’s 2016 Annual Report on Form 10-K for year ended December 31, 2016 (“Annual Report”) before voting. In this proxy statement, we may refer to Molina Healthcare, Inc. as the “Company,” Molina Healthcare,” “our” or “we”.
Proposal 1 - Election of Directors
Our ten-member Board of Directors is divided into three classes, designated as Class I, Class II, and Class III. Class I currently has four Board seats, whereas each of Class II and Class III currently has three Board seats. Only one class of directors is subject to election each year. For 2017, the three Class III directors are subject to election. The four Class I directors will be subject to election at the 2018 annual meeting, and the three Class II directors will be subject to election at the 2019 annual meeting. The three directors to be elected as Class III directors at the 2017 annual meeting will serve a term of three years, to last until the 2020 annual meeting. All directors shall serve until the expiration of their respective terms and until their respective successors are elected and qualified, or until such director’s earlier resignation, removal from office, death, or incapacity.
Under our Bylaws, each director nominee receiving a majority of the votes cast at the meeting at which a quorum is present will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, that director will continue to serve as a “holdover director” until a successor is qualified and elected. However, under our Bylaws the holdover director would be required to tender his or her offer to resign to our corporate secretary promptly following certification of the election results. Within 90 days following certification of the election results, (i) the corporate governance and nominating committee will consider, and make a recommendation to the Board, as to whether to accept or reject the resignation, or whether other action should be taken, and (ii) the Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it. The holdover director would not participate in either the committee’s or the Board’s deliberations regarding that director’s offer to resign.
Currently, the three incumbent Class III directors are Dr. J. Mario Molina, Ms. Ronna E. Romney, and Mr. Dale B. Wolf. The Board of Directors, upon recommendation of the corporate governance and nominating committee, has nominated for election each of the three incumbent Class III directors.
The Board believes that each of the three Class III nominees has demonstrated the requisite skills and expertise needed to provide strategic counsel to, and to oversee the key risks facing, the Company. For a summary of the director nominees, their skills, and qualifications, please see the information below provided under the captions, “Business Experience” and “Skills and Qualifications,” next to each director nominee’s name.
Proxies can only be voted for the three named director nominees.
In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Molina Healthcare, Inc. 2017 Proxy Statement | 7

Information About Director Nominees
Class III Director Nominees for 2017

Dr. J. Mario Molina
Business Experience and Family Relationship
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Has served as president and chief executive officer of Molina Healthcare since succeeding his father and Company founder, Dr. C. David Molina, in 1996
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Served as medical director of Molina Healthcare from 1991 through 1994 and vice president from 1994 through 1996, where he was responsible for contracting and provider relations, member services, marketing, and quality assurance
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Earned an M.D. from the University of Southern California and performed medical internship and residency at the Johns Hopkins Hospital
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Received certification from the American Board of Internal Medicine in internal medicine and endocrinology and metabolism
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Received certificate from the Anderson School of Business at UCLA in executive management
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Member of the Board of Trustees of Johns Hopkins School of Medicine
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Named one of the 100 most influential people in health care in 2015 and 2016 by Modern Healthcare
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Named in 2016 as one of the Fifty Most Influential Physician Executives by Modern Healthcare
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Dr. Molina is the brother of John C. Molina, the Company’s chief financial officer
Skills and Qualifications
Dr. Molina has been with the Company for over twenty-five years and served as the president and chief executive officer since 1996, continuing the legacy of his father, Dr. C. David Molina, an emergency room doctor who founded the Company. Dr. Molina’s extensive knowledge of the healthcare industry and the Company, along with his experience as a practicing physician and expertise in medical policy issues and medical cost management, have been crucial to the growth and success of the Company, as well as to the Company’s mission of providing members with access to high-quality care and improving their overall health and well-being.

President and Chief Executive Officer
Age: 58
Director Since: 1996 (Class III)
Chairman of the Board

Ms. Ronna E. Romney
Business Experience
•
Has served as director for Park-Ohio Holdings Corp., a publicly traded logistics and manufacturing company since 2001
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Director of Molina Healthcare of Michigan from 1999 to 2004
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Candidate for the United States Senate for the state of Michigan in 1996
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From 1989 to 1993, appointed by President George H. W. Bush to serve as Chairwoman of the President’s Commission on White House Fellowships
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From 1984 to 1992, served on the Republican National Committee for the state of Michigan
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From 1985 to 1989, appointed by President Ronald Reagan to serve as Chairwoman of the President’s Commission on White House Presidential Scholars
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From 1982 to 1985, appointed by President Ronald Reagan to serve as Commissioner of the President’s National Advisory Council on Adult Education
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Political and news commentator for radio and television from 1994 to 1996
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Honored as one of the NACD (National Association of Corporate Directors) Top 100 Directors for 2015
•
Holds a B.A from the Oakland University, Rochester, Michigan
Skills and Qualifications
Ms. Romney’s political skills along with her extensive board and corporate governance experience, enables her to serve an invaluable role as the Board’s lead independent director, and to serve as an effective liaison between management and the Board. In addition to serving as lead independent director, she also chairs the acquisitions and capital management committee and sits on the compensation, and corporate governance and nominating committees.

Director, Park Ohio Holding Corporation
Age: 73
Director Since: 1999 (Class III); Lead Independent Director
Board Committees:
• Acquisitions & Capital Management (Chair) • Compensation • Corporate Governance & Nominating

Molina Healthcare, Inc. 2017 Proxy Statement | 8

Mr. Dale B. Wolf
Business Experience
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Has served as President and Chief Executive Officer of Onecall Care Management since January 2016, and Executive Chairman from September 2015 to January 2016
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President and CEO, DBW Healthcare, Inc. since January 2014
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Executive Chairman, Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions from December 2012 to July 2014
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Chief Executive Officer of Coventry Health Care, Inc. from 2005 to 2009
•
Executive Vice President, Chief Financial Officer, and Treasurer of Coventry Health Care, Inc. from 1996 to 2005
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Member of the Board of Directors of Correctional Healthcare Companies, Inc. from December 2012 to July 2014
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Member of the Board of Directors of Coventry Healthcare, Inc. from January 2005 to April 2009
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Member of the Board of Directors of Catalyst Health Solutions, Inc. from 2003 to 2012
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Graduated Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors
•
Completed MIT Sloan School Senior Executive Program
•
Fellow in the Society of Actuaries since 1979
Skills and Qualifications
Mr. Wolf is an experienced healthcare executive with visionary leadership skills. Mr. Wolf has served in multiple leadership roles, including chief executive officer and chief financial officer of Coventry Healthcare, a health insurer now owned by Aetna, and on the boards of several notable healthcare companies. Mr. Wolf’s extensive managerial and executive healthcare experience, as well as his familiarity with the managed care industry, render him an invaluable asset in helping to formulate and oversee the Company’s long-term business strategy and its executives.

President & Chief Executive Officer, Onecall Care Management
Age: 62
Director Since: 2013 (Class III)
Board Committees:
• Corporate Governance & Nominating • Compliance & Quality • Acquisitions & Capital Management

Molina Healthcare, Inc. 2017 Proxy Statement | 9

Information About Directors Continuing in Office
Directors Whose Terms are Not Expiring in 2017

Mr. John C. Molina
Business Experience and Family Relationship
•
Executive vice president, financial affairs, since 1995, treasurer since 2002, and chief financial officer since 2003
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Past member of the Federal Reserve Bank of San Francisco board of directors, Los Angeles branch
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Past president of the California Association of Primary Care Case Management Plans
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Chairman of the board of directors of Aquarium of the Pacific
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Juris Doctorate from the University of Southern California School of Law
•
Mr. Molina is the brother of Dr. J. Mario Molina, the Company’s president and chief executive officer
Skills and Qualifications
Mr. Molina, chief financial officer of the Company, has a deep understanding and knowledge of the managed healthcare industry and the Company, and adds strategic and operational depth to the Company’s Board. As chief financial officer since the time of the Company’s July 2003 initial public offering (“IPO”), Mr. Molina has overseen and directed the Company’s strategic expansion and all of its merger and acquisition activities. Additionally, Mr. Molina has been instrumental in the Company achieving its financial results and fulfilling its capital needs. Specifically, Mr. Molina played a key role in the Company’s successful IPO, and multiple subsequent equity and debt offerings. His oversight culminated in the Company’s successful efforts to raise over $1 billion in permanent capital since 2015, and most recently in executing the increase of the Company’s revolving credit facility from $250 million to $500 million.

Chief Financial Officer, Molina Healthcare, Inc.
Age: 52
Director Since: 1994 (Class II)
Board Committees:
• Compliance & Quality

Gov. Garrey E. Carruthers
Business Experience
•
Chancellor of New Mexico State University since June 1, 2015 to present, and President since 2013
•
Served as Dean of the College of Business of New Mexico State University from 2003 to 2013
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Served as New Mexico State University’s Vice President for Economic Development from 2006 to 2013
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Served as the Director of the University’s Pete V. Domenici Institute since 2009
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Was the President and Chief Executive Officer of Cimarron Health Plan in New Mexico from 1993 to 2003
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From 1987 to 1990, served a term as the Governor of the state of New Mexico
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From 1981 to 1984, served as Assistant Secretary of the U.S. Department of the Interior
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Holds a Ph.D. in economics from Iowa State University
Skills and Qualifications
In addition to being the former Governor of New Mexico, a former member of the Reagan Administration, and professor of economics, Gov. Carruthers also has extensive experience in the healthcare industry. Gov. Carruthers’ former service as the president and chief executive officer of Cimarron Health Plan, Inc., a managed care health plan in Albuquerque New Mexico, and the predecessor to Molina Healthcare of New Mexico, has given him broad exposure to the managed care industry. In addition, Gov. Carruthers currently serves as a Chancellor of the New Mexico State University system which includes the main campus and four 2-year college campuses. Prior to becoming Chancellor, Gov. Carruthers simultaneously served as the dean of the College of Business of New Mexico State University, as well as serving as its vice president for economic development. Gov. Carruthers’ prior experience makes him a highly valued member of the Board, particularly in his role as the chairman of the compliance and quality committee, and as a member of the corporate governance and nominating committee.

Chancellor of New Mexico State University
Age: 77
Director Since: 2012 (Class I)
Board Committees:
• Compliance & Quality (Chair) • Corporate Governance & Nominating Committee

Molina Healthcare, Inc. 2017 Proxy Statement | 10

Mr. Daniel Cooperman
Business Experience
•
Chairman of the audit committee and member of the Board of Directors of Zoox, Inc., a young robotics company developing a fully autonomous vehicle, since 2015
•
Member of the Board of Directors of LegalZoom.Com, Inc. from 2012 until its change of control in 2014; member of the Board of Directors of Nanoscale Components Inc., a lithium ion technology company, since 2012; and member of the Board of Directors of Liffey Thames Group, LLC dba Discovia, a legal services company, since 2011
•
Ex-Chairman and member of the Board of Directors of Second Harvest Food Bank of Santa Clara and San Mateo Counties (California), since 2010
•
Of Counsel, DLA Piper LLP, a global law firm, from December 2014 to November 2016
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Of Counsel to Bingham McCutchen, LLP, a global law firm, from 2010 to 2014
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Senior Vice President, Secretary, and General Counsel of Apple Inc. from 2007 to 2009
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Senior Vice President, Secretary, and General Counsel of Oracle Corporation from 1997 to 2007
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Partner, McCutchen, Doyle, Brown & Enersen, LLP from 1977 to 1997
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Distinguished Visiting Lecturer, Stanford Law School since 2010
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Fellow, Arthur and Toni Rembe Rock Center for Corporate Governance, Stanford Law School and Graduate School of Business since 2012
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Juris Doctorate, 1976 Stanford Law School
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MBA, 1976 Stanford Graduate School of Business
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Graduated Dartmouth College, summa cum laude, with an A.B. in Economics with highest distinction
Skills and Qualifications
Mr. Cooperman has extensive legal and corporate governance experience, having served as general counsel, senior vice president, and secretary of both Apple, Inc. and Oracle Corporation. Mr. Cooperman has also served as Of Counsel at two international law firms focusing on corporate and transactional matters, corporate governance, and board of director issues. Mr. Cooperman also serves as a Lecturer in Law and Fellow for the Rock Center for Corporate Governance at Stanford Law School. Mr. Cooperman’s service as general counsel for two major US public technology companies and his extensive legal, compliance and risk management experience provide an invaluable background for his service on the Board and as chairman of both the Company’s corporate governance and nominating committee, and the Company’s information technology and cybersecurity committee. Mr. Cooperman is also a member of the audit committee. Further, Mr. Cooperman has extensive past and current board experience, having advised and served on the boards of a number of companies and trade associations.

Director and Audit Committee Chairman, Zoox, Inc.
Age: 66
Director Since: 2013 (Class I)
Board Committees:
• Corporate Governance & Nominating (Chair) • Information Technology & Cybersecurity (Chair) • Audit

Molina Healthcare, Inc. 2017 Proxy Statement | 11

Mr. Charles Z. Fedak
Business Experience
•
Certified Public Accountant since 1975
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Founded Charles Z. Fedak & Co., Certified Public Accountants, in 1981
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Employed by KPMG from 1975 to 1980
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Employed by Ernst & Young LLP from 1973 to 1975
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Prior Chair of the Company’s audit committee from the time of the Company’s IPO in July 2003 through April 2014
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Holds MBA degree from California State University, Long Beach
Skills and Qualifications
Mr. Fedak has significant accounting and finance experience, having been a certified public accountant since 1975. He is the founder of a successful full service accounting firm. Mr. Fedak served as the chair of the Company’s audit committee for 11 years. His background and experience affords Mr. Fedak the financial expertise and operational familiarity to effectively oversee the Company’s finance and accounting functions.

Founder, Charles Z. Fedak & Co., CPAs
Age: 65
Director Since: 2002 (Class II)
Board Committees:
• Audit (Financial Expert) • Compensation

Frank E. Murray, M.D.
Business Experience
•
Has over 40 years of experience in the health care industry, including significant experience as a private practitioner in internal medicine
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Previously served on the board of directors of the Kaiser Foundation Health Plans of Kansas City, of Texas, and of North Carolina, and served for 12 years as medical director and chairman of Southern California Permanente Medical Group
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Served on the board of directors of both the Group Health Association of America and the National Committee for Quality Assurance (“NCQA”)
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Received medical degree from the University of Wisconsin Medical School
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Retired as medical practitioner in 1995
Skills and Qualifications
Dr. Murray has over forty years of experience in the healthcare industry and significant experience as private practitioner in internal medicine. Dr. Murray’s extensive clinical experience and service on several Kaiser Foundation Health Plan boards and the NCQA, as well as his service as Medical Director of the Southern California Permanente Medical Group enable him to provide valuable insights and perspectives to the Board, and effectively oversee the Company’s quality initiatives as a member of the compliance and quality committee.

Retired Private Medical Practitioner
Age: 86
Director Since: 2004 (Class I)
Board Committees:
• Corporate Governance & Nominating • Compliance & Quality

Molina Healthcare, Inc. 2017 Proxy Statement | 12

Mr. Steven J. Orlando
Business Experience
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Has over 40 years of business and corporate finance experience
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From 2000 to the present, has operated his own financial management and business consulting practice, Orlando Company
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Served as Greater Sacramento Bancorp director and chairman of its audit committee from January 2009 to January 2015
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Served on multiple corporate boards, including service as chairman of the audit committee for Pacific Crest Capital, Inc., a Nasdaq-listed corporation
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Served as Chief Financial Officer for various companies from 1978- 2000
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Practiced as Certified Public Accountant with Coopers & Lybrand CPAs from 1974 to 1977
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Holds a B.S. in accounting from the California State University, Sacramento
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Certified Public Accountant (inactive)
Skills and Qualifications
Mr. Orlando’s extensive business, accounting, operations, and corporate finance experience with a wide range of companies gives him valuable and practical insights regarding the operational and financial issues confronting business enterprises. In addition, his service on multiple corporate boards and audit committees, including those of a publicly traded financial institution and a Nasdaq-listed corporation, renders him well qualified to serve as the chairman of the audit committee, and to serve on multiple other committees of the Board.

Founder, Orlando Company
Age: 65
Director Since: 2005 (Class II)
Board Committees:
• Audit (Chair & Financial Expert) • Compensation • Acquisitions & Capital Management • Information Technology & Cybersecurity

Mr. Richard M. Schapiro
Business Experience
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Since April 2015, served as Chief Executive Officer of SchapiroCo LLC, acting as a financial consultant to healthcare companies
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Since January 2017, served as an independent director for Transamerica Corporation, and from April 2015 to January 2017, served as independent director for Transamerica Financial Life Insurance Company
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From 1999 to 2014, served as a Managing Director in the Corporate and Investment Banking Division of Bank of America Merrill Lynch’s Health Care Group (retired)
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From 1997 to 1999, served as Managing Director and Head of Health Care Group for ING Baring Furman Selz
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From 1979 to 1997, held various positions at Salomon Brothers Inc, serving as Managing Director and Global Co-Head of the Health Care Group, Managing Director - Insurance Group, Managing Director and Head of Government Finance Group, and Managing Director and Head of Thrift Coverage Group
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Bachelor of Science Degree in Accounting from Case Western Reserve University
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Master’s Degree in Business Administration from Bernard M. Baruch College
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Juris Doctorate from New York Law School
Skills and Qualifications
Mr. Schapiro is a former investment and corporate banker with thirty-five years of experience covering the financial services and healthcare sectors. As a member of the acquisitions and capital management committee, Mr. Schapiro’s past experience as a healthcare investment banker enables him to provide helpful insight to management in the evaluation, negotiation, diligence, and financing of acquisition targets. Mr. Schapiro also played an integral role in the design and execution of the Company’s 2015 capital plan where it sold $390 million in equity, $700 million in senior notes, and established a $250 million revolving credit facility which was recently increased to $500 million. Finally, Mr. Schapiro advised the Company in connection with its 2003 IPO, giving him invaluable insight into the history and growth of the Company.

Chief Executive Officer, SchapiroCo LLC
Age: 61
Director Since: 2015 (Class I)
Board Committees:
• Compensation (Chair) • Acquisitions & Capital Management • Information Technology & Cybersecurity

Molina Healthcare, Inc. 2017 Proxy Statement | 13

Additional Information About Directors
Summary of Director Qualifications, Skills, or Experience
The following is a skills matrix for our Board of Directors. As indicated in the matrix, our directors have a diverse array of expertise and skills in a broad range of substantive areas. The mark ▪  by a director’s name indicates that the category is a specific qualification, skill, or experience that the director contributes to the Board. The absence of the mark ▪ for a particular category does not mean that the director does not have that qualification, skill, or experience.
Independent Director Tenure

One of the main elements of the Company’s governance policies to aid in maintaining an effective Board is an extensive assessment. In that respect, the Board develops a skills matrix and maps our directors’ backgrounds and experience against these skills. The Board is being assessed periodically, and the Board undergoes an annual evaluation.
As reflected in the “Independent Director Tenure” graph, the tenure of our independent directors ranges from almost two years to eighteen years (including membership in the predecessor company prior to the Company’s IPO). Our independent directors contribute a wide range of knowledge, skills, qualifications, and experience as described in their individual biographies. We believe the tenure of the members provides the appropriate balance of expertise, continuity, and perspective to our Board, making it a strategic asset of the Company and a source of continuous competitive advantage, and serving the best interests of our stockholders.
We believe providing our Board with new perspectives and ideas is a critical component to an effective board. In furtherance of that, during the last six years the corporate governance and nominating committee, with input from the entire Board, has performed periodic strategic evaluations of the directors’ skills, qualifications, and experience. In connection with such evaluations, four of the current directors have been added to the Board since 2012, three of whom are acting as chairpersons of three of the Board’s standing committees. As the corporate governance and nominating committee and the Board consider potential new director candidates, they take into account a multitude of factors, including nominees that possess attributes that they believe will best compliment the Company’s strategic plan and core business competencies, and further the Company’s mission and growth opportunities.

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Corporate Governance and Board of Directors Matters
Molina Healthcare continually strives to maintain high standards of ethical conduct, to report its results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern Molina Healthcare’s business.
The current charters of the audit committee, the corporate governance and nominating committee, the compensation committee, and the compliance and quality committee, as well as Molina Healthcare’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Related Person Transaction Policy are available in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link for “Corporate Governance.” Molina Healthcare stockholders may obtain printed copies of these documents free of charge by writing to Molina Healthcare, Inc., Juan José Orellana, Senior Vice President of Investor Relations & Marketing, 200 Oceangate, Suite 100, Long Beach, California 90802.
Corporate Governance and Nominating Committee Responsibilities
The corporate governance and nominating committee’s mandate is to review and shape corporate governance policies, and to identify qualified individuals for nomination to the Company’s Board of Directors. All of the members of the committee meet the independence standards contained in the New York Stock Exchange (“NYSE”) corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines.
The committee considers all qualified director candidates identified by members of the committee, by other members of the Board of Directors, by senior management, and by stockholders. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, resume, and biographical information to the attention of the Corporate Secretary as described in the Questions and Answers About our Annual Meeting section under “How can I present a proposal for next year’s annual meeting?” All proposals for nominations received by the Corporate Secretary will be presented to the committee for its consideration.
The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills, and expertise based on a variety of factors, including breadth of experience reflecting that the candidate will be able to make a meaningful contribution to the Board’s discussion of and decision-making regarding the array of complex issues facing the Company; understanding of the Company’s business environment; the possession of expertise that would complement the attributes of our existing directors; whether the candidate will appropriately balance the legitimate interests and concerns of all stockholders and other stakeholders in reaching decisions rather than advancing the interests of a particular constituency; and whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Application of these factors involves the exercise of judgment by the committee and the Board.
Based on its assessment of each candidate’s independence, skills, and qualifications, the committee will make recommendations regarding potential director candidates to the Board.
The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management.
For the 2017 annual meeting, the Company did not receive notice of any director nominations from its stockholders.
Board Diversity
Diversity is among the factors that the corporate governance and nominating committee considers when evaluating the composition of the Board. Among the criteria for Board membership as stated in the Company’s Corporate Governance Guidelines is a diversified membership: “The Board shall be committed to a diversified membership, in terms of the various experiences and areas of expertise of the individuals involved.” As set forth in our Corporate Governance Guidelines, diversity may reflect age, gender, ethnicity, industry focus, and tenure on the Board so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, NYSE listing standards, and the Company’s Bylaws and other corporate governance documents.
Each director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal, and professional experiences and backgrounds. The Board is satisfied that the current nominees reflect an appropriate diversity of gender, age, race, geographical background, and experience, and is committed to continuing to consider diversity issues in evaluating the composition of the Board.

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Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines embody many of our practices, policies, and procedures, which are the foundation of our commitment to sound corporate governance practices. The guidelines are reviewed annually and revised as necessary. The guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The guidelines provide that a majority of the members of the Board shall be independent.
The guidelines require that all members of the Company’s audit, corporate governance and nominating, and compensation committees be independent. Committee members are appointed by the Board upon recommendation of the corporate governance and nominating committee. Committee membership and chairs are rotated from time to time in accordance with the Board’s judgment. The Board and each committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary.
Meetings of the non-management directors are held as part of every regularly scheduled Board meeting and are presided over by the lead independent director.
Directors are expected to prepare for, attend, and participate in all Board meetings, meetings of the committees on which they serve, and the annual meeting of stockholders. All of the directors then in office attended Molina Healthcare’s 2016 annual meeting.
The corporate governance and nominating committee conducts an annual review of Board performance. As part of this process, the corporate governance and nominating committee reviews the procedures, which may vary from year to year, in advance of each year’s evaluation process. In 2015, the corporate governance and nominating committee engaged a third party to conduct a survey of the directors with regard to the assessment process and report the survey results to the Board, which took place at the beginning of 2016. In addition, each committee conducts its own self-evaluation. The results of these evaluations are reported to the Board. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness.
Directors have full and free access to senior management and other employees of Molina Healthcare. New directors are provided with an orientation program to familiarize them with Molina Healthcare’s business, and its legal, compliance, and regulatory profile. Molina Healthcare makes available to the Board educational seminars on a variety of topics. These seminars are intended to allow directors to develop a deeper understanding of relevant health care, governmental, and business issues facing the Company, and to assist them in keeping pace with developments in corporate governance and critical issues relating to the operations of public company boards.
The Board reviews the compensation committee’s report on the performance of Dr. Molina, the Company’s current chief executive officer, and of Mr. Molina, the Company’s current chief financial officer, in order to ensure that they are providing effective leadership for Molina Healthcare. The Board also works with the compensation committee with respect to matters of succession planning for the chief executive officer, the chief financial officer, and other senior executive officers of the Company.
Director Independence
The Board of Directors has determined that, except for Dr. J. Mario Molina and Mr. Molina, each of the directors of the Company, including two of the three nominees identified in this proxy statement, has no material relationship with the Company that would interfere with the exercise of his or her independent judgment as a director, and is otherwise “independent” in accordance with the applicable listing requirements of the NYSE, the applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s Corporate Governance Guidelines. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. In addition, a director will not be considered independent if Section 303A.02(b) of the NYSE Listed Company Manual (or any applicable successor listing standard) otherwise disqualifies such director from being considered independent. The independence of directors and the materiality of any business relationships delineated above is determined by the Board in its discretion.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics governing all employees of Molina Healthcare and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available on our website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and then click on “Corporate Governance.” There were no waivers of our Code of Business Conduct and Ethics during

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2016. We intend to disclose amendments to, or waivers of, our Code of Business Conduct and Ethics, if any, on our website.
Compliance Hotline
The Company encourages employees to raise possible ethical issues. The Company offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls, or auditing matters. We provide a Compliance Hotline that is available 24 hours a day, seven days a week. Individuals may choose to remain anonymous. We prohibit retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations.
Communications with the Board
Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors, including the lead independent director or the non-management directors as a group, may do so by addressing their correspondence to the individual Board member or Board members, c/o Corporate Secretary, Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802. The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.
Board Leadership Structure
Dr. J. Mario Molina currently serves as both the Company’s chairman of the Board and its chief executive officer. The Board believes that Dr. Molina’s serving in these dual roles provides for productive and transparent communications between management and the Board. In addition, the Board strongly supports having an independent director in a Board leadership position at all times. The Board has appointed Ronna E. Romney, one of its independent members, as lead independent director, and has invested her with significant authority and responsibilities. Having an independent lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Board has determined that the current Board leadership structure, with a combined chairman and chief executive officer, along with a separate lead independent director, is the most appropriate structure at this time.
The authority and responsibilities of the lead independent director are detailed in the Company’s Corporate Governance Guidelines. The independent director shall preside at all meetings of the Board at which the chairman of the Board is not present, assume the responsibility of chairing the regularly scheduled meetings of independent directors, and serve as the primary interface between the independent directors, the chief executive officer, and the chairman of the Board, as applicable, in communicating the matters discussed during the session where the chief executive officer or the chairman of the Board was not present. In addition to any other responsibilities that the independent directors as a whole might designate from time to time, the lead independent director is also responsible for approving: (i) the quality, quantity, and timeliness of the information sent to the Board, (ii) the meeting agenda items for the Board, and (iii) the meeting schedules of the Board to assure that there is sufficient time for discussion of all agenda items. The lead independent director has the authority to call meetings of the independent directors and to set the agendas for such meetings. If requested by major stockholders of the Company, the lead independent director is responsible for ensuring that she is available, when appropriate, for consultation and direct communication in accordance with procedures developed by the Company and the lead independent director.
Involvement in Certain Legal Proceedings
There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or has a material interest adverse to the Company.
Board’s Role in Risk Oversight
While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The Board regularly receives reports from senior management with respect to the Company’s management of major risks, including efforts to identify, assess, manage, and mitigate risks that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort and to consult with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. The Company

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has also instituted a management enterprise risk management committee to assess the risks of the Company. In addition, the compensation committee reviews compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. The compensation committee has concluded our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines for Directors
The Board of Directors of the Company believes that individual directors should own and hold a reasonable number of shares of common stock of the Company to further align the director’s interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. The Company’s Stock Ownership Guidelines provide that directors shall own shares of the Company’s stock equal in value to at least three (3) times the aggregate annual cash retainer amounts payable to the director. The value of a director’s holdings shall be based on the average closing price of a share of the Company’s stock for the previous calendar year. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or children, and shall include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Until a director’s stock ownership requirement is met, the director must retain at least 50% of all “net settled shares” received from the vesting, delivery, or exercise of equity awards granted under the Company’s equity award plans until the total value of all shares held equals or exceeds the director’s applicable ownership threshold. “Net settled shares” generally refers to those shares that remain after the payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs. Shares that are pledged shall not be counted toward the director’s ownership requirements. Non-employee directors must comply with the stock ownership guidelines within five (5) years of their election to the Board of Directors. Each director of the Company satisfied the stock ownership guidelines as of December 31, 2016.

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Information About the Board and its Committees
Meetings of Non-Management Directors
It is the customary practice of the Company’s non-management directors to meet in executive session without any management directors in attendance each time the full Board convenes for a regularly scheduled in-person Board meeting, which is usually four times each year, and, if the Board convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead independent director presides at each executive session of the non-management directors.
Committees of the Board of Directors
The six standing committees of the Board of Directors are: (i) the audit committee; (ii) the corporate governance and nominating committee; (iii) the compensation committee; (iv) the compliance and quality committee; (v) the acquisitions and capital management committee; and (vi) the information technology and cybersecurity committee, each being composed of the individuals indicated below.
Audit Committee
The audit committee performs a number of functions, including: (i) reviewing the adequacy of the Company’s internal system of accounting controls, (ii) meeting with the independent auditors and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope, and terms of their work, and the recommendations of the independent auditors concerning the financial practices, controls, procedures, and policies employed by the Company, (iii) resolving disagreements between management and the independent auditors regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and, when appropriate, replacing the independent auditors, (vi) reviewing and approving fees to be paid to the independent auditors, (vii) reviewing and approving all permitted non-audit services to be performed by the independent auditors, (viii) establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the Company’s

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employees of concerns regarding questionable accounting or auditing matters, (ix) considering other appropriate matters regarding the financial affairs of the Company, and (x) fulfilling the other responsibilities set out in its charter, as adopted by the Board. The report of the audit committee required by the rules of the SEC is included in this proxy statement.
The audit committee consists of Mr. Orlando (Chair), Mr. Cooperman, and Mr. Fedak. The Board has determined that each of Mr. Orlando and Mr. Fedak qualify as an “audit committee financial expert” as defined by the SEC. In addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each member of the audit committee is independent within the meaning of the corporate governance rules of the NYSE. Each member of the audit committee is also financially literate. The Audit Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Corporate Governance and Nominating Committee
The corporate governance and nominating committee is responsible for identifying individuals qualified to become Board members and recommending to the board the director nominees for the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends to the board members for each committee of the Board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Molina Healthcare’s compliance with these guidelines. The committee is responsible for reviewing potential conflicts of interest involving directors, executive officers, or their immediate family members. Under the Company’s Related Person Transactions Policy, the corporate governance and nominating committee is charged with determining that any related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. The committee also reviews Molina Healthcare’s Code of Business Conduct and Ethics and other internal policies to help ensure that the principles contained in the Code are being incorporated into Molina Healthcare’s culture and business practices.
The corporate governance and nominating committee consists of Mr. Cooperman (Chair), Gov. Carruthers, Dr. Murray, Ms. Romney, and Mr. Wolf, each of whom is “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Compensation Committee
The compensation committee is responsible for determining the compensation for Dr. Molina, our chief executive officer and for Mr. Molina, our chief financial officer, and also approves the compensation Dr. Molina recommends as chief executive officer for the other named executive officers. The committee reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included in Molina Healthcare’s proxy statement filing with the SEC. In addition, the committee administers Molina Healthcare’s 2011 Equity Incentive Plan.
The compensation committee consists of Mr. Schapiro (Chair), Mr. Fedak, Mr. Orlando, and Ms. Romney. Mr. Wolf served as the Chair and member of the compensation committee until April 26, 2016. The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the compensation committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and is also an “outside director” as defined by Section 162(m) of the Internal Revenue Code.
The Compensation Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Each committee has the authority to retain special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion. From time to time, the compensation committee has retained a compensation consultant to provide the committee with comparative data on executive compensation and advice on Molina Healthcare’s compensation programs for senior management. For this purpose, the compensation committee engaged Exequity, LLP (“Exequity”) as its advisor in 2016 and for 2017.
Compliance and Quality Committee
The compliance and quality committee consists of Gov. Carruthers (Chair), Mr. Molina, Dr. Murray, and Mr. Wolf. With the exception of Mr. Molina, all members of the compliance and quality committee are “independent” under the

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NYSE listing standards and the Company’s Corporate Governance Guidelines. The compliance and quality committee, together with the audit committee, assists the Board of Directors in its oversight of the Company’s compliance with applicable legal, regulatory, and quality requirements. Whereas the audit committee has oversight over matters of financial compliance (e.g., accounting, auditing, financial reporting, and investor disclosures), as to all other areas of compliance (“non-financial compliance”), the compliance and quality committee has oversight responsibility in the first instance. However, the two committees coordinate their review of major compliance matters, including the overall state of compliance, significant legal or regulatory compliance exposures, and material reports or inquiries from regulators. The compliance and quality committee also is responsible for overseeing the Company’s compliance and quality programs and monitoring their performance. Relative to quality activities, the compliance and quality committee assists the Board of Directors in the general oversight of the Company’s quality-related activities, policies, and practices that relate to promoting member health, providing access to cost-effective quality health care, and advancing safety and efficacy for members. The Compliance and Quality Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Acquisitions and Capital Management Committee
The acquisitions and capital management committee (formerly the transaction committee) consists of Ms. Romney (Chair), Mr. Orlando, Mr. Wolf, and Mr. Schapiro. This committee is an advisory and oversight committee of the Board which is intended, among other things, to review and evaluate strategic acquisition opportunities of the Company and its subsidiaries, expansion/development projects, financings, refinancings, and other capital structure transactions identified by the Company’s management.
Information Technology and Cybersecurity Committee
Effective October 2016, the Board reconstituted the technology and information security subcommittee of the audit committee as a standing advisory and oversight committee of the Board under the name information technology and cybersecurity committee. The information technology and cybersecurity committee consists of Mr. Cooperman (Chair), Mr. Orlando, and Mr. Schapiro, as well as the Company’s chief information officer and the Company’s chief security officer. The information technology and cybersecurity committee’s primary duties and responsibilities include but are not limited to the following: (i) enhancing the Board’s understanding and oversight of the systems (policies, controls, and procedure) that management has put in place to identify, manage, and mitigate risks related to cybersecurity, privacy, and disaster recovery, responding to incidents with respect thereto, and protecting critical infrastructure assets; (ii) providing a forum to review, evaluate, monitor, and provide feedback on technology related matters, including strategies, objectives, capabilities, initiatives, and policies; and (iii) performing such other tasks related to the oversight of the Company’s information technology cybersecurity functions as the Board may delegate to the committee from time to time. The Information Technology and Cybersecurity Committee’s Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Meetings of the Board of Directors and Committees
During 2016, the Board of Directors met thirteen times, the audit committee met five times, the corporate governance and nominating committee met four times, the compensation committee met nine times, the compliance and quality committee met four times, the information technology and cybersecurity committee met two times, and the acquisitions and capital management committee met five times.
Each director, except Charles Fedak, attended at least 75% of the total number of meetings of the Board of Directors committees of which he or she was a member in 2016, and each director attended the 2016 annual meeting of stockholders held on April 27, 2016. Charles Fedak was unable to attend a series of special meetings held in quick succession due to a personal matter. Notwithstanding this extenuating factor, Charles Fedak attended 74% of the total number of meetings of the Board of Directors committees of which he was a member in 2016.

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Non-Employee Director Compensation
2016 Director Compensation
The compensation committee makes recommendations to the Board with respect to the compensation level of directors, and the Board determines the directors’ compensation. During 2016, the Company paid the non-employee directors the following cash compensation:

Non-Executive Director Fee	Non-executive directors received an annual cash retainer in the amount of $100,000.
Lead Independent Director Fee	The lead independent director received an additional annual cash fee of $30,000.
Audit Committee Fee	The chairperson of the audit committee received an additional annual cash fee of $27,500, and each member received $15,000.
Corporate Governance and Nominating Committee Fees	The chairperson of the corporate governance and nominating committee received an additional cash fee of $22,500, and each member received $12,500.
Compensation Committee Fees	The chairperson of the compensation committee received an additional cash fee of $22,500, and each member received $12,500.
Compliance and Quality Committee Fees	The chairperson of the compliance and quality committee received an additional cash fee of $22,500, and each member received $12,500.
Acquisitions and Capital Management Committee Fees	The chairperson of the acquisitions and capital management committee received an additional cash fee of $26,000, and each member received $24,000.
Information Technology and Cybersecurity Committee Fees	The chairperson of the information technology and cybersecurity committee received an additional cash fee of $11,250, and each member received $6,250.
The Company also reimburses its Board members for travel, food, and lodging expenses incurred in attending Board and committee meetings or performing other services for the Company in their capacities as directors. The Company also compensates its non-employee Board members $1,000 per diem for non-ordinary course Board and committee activity, excluding any educational events.
Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors. In 2016, the two directors who were employees of the Company were Dr. J. Mario Molina, our chief executive officer, and Mr. Molina, our chief financial officer.
In addition, to link the financial interests of the non-employee directors to the interests of the stockholders, encourage support of the Company’s long-term goals, and align director compensation to the Company’s performance, each non-employee director is granted an equity award with a total value of $220,000 for 2016-2017. One quarter of that amount, or $55,000 of restricted stock, was granted on the first day of each quarter (starting on July 1, 2016) based on the closing price of the Company’s stock on the grant date. Such equity awards may be rounded up or down to account for fractional shares in the computation.

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2016 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Garrey E. Carruthers, Ph.D.	$135,000	$220,395	$—		$355,395
Daniel Cooperman (2)	$139,548	$220,395	$—		$359,943
Charles Z. Fedak	$127,500	$220,395	$—		$347,895
Steven G. James (3)	$40,982	$110,387	$378,400	(4)	$529,769
Frank E. Murray	$125,025	$220,395	$—		$345,420
Steven J. Orlando	$165,138	$220,395	$—		$385,533
Ronna E. Romney	$196,000	$220,395	$—		$416,395
Richard M. Schapiro	$147,396	$220,395	$—		$367,791
Dale B. Wolf (2)	$157,892	$220,395	$—		$378,287

(1)
The amounts reported as Stock Awards reflect the grant date fair value of restricted stock awards under the Company’s 2011 Equity Incentive Plan, in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation.” Beginning on July 1, 2015, the non-employee directors compensation program described above provided for an annual equity award valued at $220,000 for each director, or $55,000 per quarter.

The amounts shown represent the aggregate grant date fair value of the awards, using the closing price of our common stock on January 1, 2016 of $60.13, April 1, 2016 of $64.91, July 1, 2016 of $49.83, and October 1, 2016 of $58.32.

(2)	Mssrs. Cooperman and Wolf each have fully vested options to purchase 15,000 shares of our stock at an exercise price of $33.02 per share which expire on March 11, 2023.

(3)	Mr. James retired from the Board of Directors effective April 2016.

(4)
On March 10, 2016 and May 10, 2016, Mr. James exercised options to purchase 10,000 and 5,000 shares of our stock at an exercise price of $33.02 per share, compared with market values of $63.89 and $46.96 per share, respectively. The amount shown represents the aggregate difference between the market value of the shares and the option exercise price.

2017 Director Compensation
The compensation committee periodically reviews benchmarking assessments of director compensation at comparable companies. In early 2014, the committee determined to adjust director compensation downward in order to make it better align with market levels, with an initial transition over a two-year period commencing in 2014 targeting a transition to compensation down to the 75th percentile of the peer group. In early 2015, the committee determined to further adjust director compensation downward, reducing the annual equity compensation grant paid to each director from $250,000 to $220,000, in the form of quarterly stock grants.
In 2016, the compensation committee engaged Exequity as its compensation consultant to undertake a new benchmarking assessment of director compensation. Exequity is the same compensation consultant that the committee engaged to perform the compensation study for the named executive officers’ 2017 compensation.
The peer group used in the director compensation study was the same peer group used for the executive compensation study and consists of the following companies:

1. Centene Corporation	7. Team Health Holdings, Inc.
2. Cigna Corporation	8. Tenet Healthcare Corporation
3. Community Health Systems, Inc.	9. Triple-S Management Corporation
4. DaVita HealthCare Partners Inc.	10. Universal American Corp.
5. Humana Inc.	11. Universal Health Services, Inc.
6. Magellan Health, Inc.	12. WellCare Health Plan, Inc.
The director compensation study concluded that the total fees for the directors were moderately above the peer group median, and the balance between cash and equity in the Company’s director compensation program was similar to the central tendency among peers. In light of the director compensation having been systematically reduced in 2014 and 2015, the compensation committee decided to leave the directors’ 2017 compensation unchanged from the 2016 levels.

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Compensation Consultant Independence
The compensation committee changed its compensation consultants in the spring of 2016 and used as its new compensation consultant, Exequity, for the 2017 named executive officers’ and directors’ compensation studies. The Company paid Exequity approximately $102,000 for such compensation studies. Other than the services provided to the Company by the consulting firm in connection with the compensation studies for the named executive officers and directors, the consulting firm does not provide any other services to the Company.
The compensation committee reviewed the independence of its compensation consultant in light of SEC rules and NYSE listing standards, including taking into account the following factors: (1) no other services being provided to the Company by the consulting firm; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consulting firm and a member of the compensation committee; (5) any Company stock owned by the consulting firm; and (6) any business or personal relationships between the Company’s executive officers and the senior advisor. In light of these considerations, the compensation committee concluded that Exequity’s work for the committee was rendered on a fully independent basis, and involved no conflict of interest.
Information About the Executive Officers of the Company
Two of our directors, Dr. J. Mario Molina and Mr. John C. Molina, J.D., and the following persons were our executive officers at December 31, 2016.
Ms. Terry P. Bayer, 66, has served as our chief operating officer since November 2005. She had formerly served as our executive vice president, health plan operations since January 2005. Ms. Bayer has 33 years of healthcare management experience, including staff model clinic administration, provider contracting, managed care operations, disease management, and home care. Since March 2014, Ms. Bayer has served as a director and member of the compensation and organization committee and since 2015 of the nominating and governance committee of California Water Service Group, the third largest investor-owned water utility in the United States. From 2006 – 2008 Ms. Bayer served on the board of Apria Healthcare Group Inc., a provider of home respiratory services and certain medical equipment. Prior to joining us, her professional experience included regional responsibility at FHP, Inc., a staff model health maintenance organization, and multi-state responsibility as regional vice-president at Maxicare Health Plans, Inc., a healthcare provider; Partners National Health Plan, a joint venture of Aetna Life Insurance Company and Voluntary Hospital Association (VHA); and Lincoln National Corporation, a holding company that operates multiple insurance and investment management businesses through its subsidiary companies. She has also served as executive vice president of managed care at Matria Healthcare, a home care services for high risk obstetrics patients company, president and chief operating officer of Praxis Clinical Services, a clinical wound care services company, and as Western Division President of AccentCare, a skilled and unskilled home care services company. She holds a Juris Doctorate degree from Stanford University, a Master of Public Health degree from the University of California, Berkeley, and a Bachelor’s degree in Communications from Northwestern University.
Mr. Joseph W. White, 58, has served as our chief accounting officer since 2007. He had formerly served as our vice president of accounting since 2003. In his role as chief accounting officer, Mr. White is responsible for oversight of the Company’s accounting, reporting, forecasting, budgeting, actuarial, and treasury functions. Mr. White has almost 30 years of financial management experience in the health care industry. Prior to joining the Company in 2003, Mr. White worked for Maxicare Health Plans, Inc. from 1987 through 2002. Mr. White holds a Master’s degree in Business Administration and a Bachelor’s degree in Commerce from the University of Virginia. Mr. White is a Certified Public Accountant.
Mr. Jeff D. Barlow, 54, has served as our chief legal officer and secretary since 2010. Prior to that, Mr. Barlow had served as vice-president, assistant corporate secretary, and associate general counsel of Molina Healthcare since 2004. As chief legal officer, Mr. Barlow is responsible for setting the overall legal strategy for the Company and its subsidiaries, and for providing legal counsel to senior management and the board of directors. Mr. Barlow has over 25 years of legal experience, including counseling clients regarding federal securities laws, corporate governance, mergers and acquisitions, and litigation. Mr. Barlow graduated from the University of Utah with a Bachelor of Arts degree in 1987 with a minor in Latin. Additionally, Mr. Barlow received his Juris Doctorate degree, cum laude, from the University of Pittsburgh School of Law in 1990, and his Master of Public Health degree from the University of California, Berkeley in 1995. Mr. Barlow is a member of the American Bar Association, California State Bar Association, Arizona State Bar Association, the American Health Lawyers Association, and the American Academy for the Advancement of Science.

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Executive officers are appointed annually by the Board of Directors, subject to the terms of their employment agreements.
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation awarded to, earned by, or paid to our named executive officers for 2016, and explains the material elements of their compensation. In addition, this CD&A describes the objectives of the Company’s compensation programs, including what each program is designed to reward, and why the Company chose to pay or not to pay a particular compensation element.
The compensation committee of the Board of Directors has primary responsibility for overseeing and reviewing the design and structure of the Company’s compensation programs. The compensation committee is directly responsible for evaluating the performance of and determining the compensation paid to our president and chief executive officer. The compensation committee is also responsible for evaluating and approving the compensation levels of our other named executive officers as recommended to the committee by the chief executive officer.
This CD&A is focused on the compensation of our president and chief executive officer, and the other four executive officers included in the Summary Compensation Table below, whom we collectively refer to in this proxy statement as our “named executive officers.” For 2016, our named executive officers were:

•	Dr. J. Mario Molina, president and chief executive officer;

•	John C. Molina, chief financial officer;

•	Terry P. Bayer, chief operating officer;

•	Joseph W. White, chief accounting officer; and

•	Jeff D. Barlow, chief legal officer and secretary.
Summary of 2016 Financial Results
2016 represented a disappointing year with respect to our financial results, as key annual bonus plan metrics such as EBITDA and net profit margin goals fell well short of budgeted goals. However, despite these generally disappointing financial results, in 2016 the Company continued to grow its revenues, expand into new markets, and improve its quality measures. The following equity compensation awards vested in 2016 for the specified goal achievements:

•	2014-2016 three-year TSR above the median of our peer group;

•	2016 premium revenues, net of acquisitions;

•	Improvement in 2016 of the Star scores at our Florida and New Mexico health plans; and

•	Expansion in 2016 into New York state.
The Company’s Compensation Philosophy
Our overall compensation philosophy in setting the 2016 executive compensation was to pay our named executive officers base salaries at competitive market rates as determined by peer group comparisons, and to use the majority of both short-term and long-term incentive compensation to pay for performance. In designing performance and equity compensation vesting metrics for both our 2016 short-term cash bonus and long-term equity based incentive compensation, the compensation committee has focused particularly on the achievement of various elements of our three-year strategic plan.

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Compensation Best Practices

What We Do	What We Don’t Do
Maintain stock ownership guidelines for directors and executive officers.	No guaranteed bonuses.
Have an incentive compensation recoupment policy.	Eliminated tax gross-up provisions from employment agreements.
Enforce restrictions on “pledges” of shares of Company stock by directors and executive officers.	Do not grant discounted stock options.
Restrict hedging transactions by directors and executive officers.	Do not permit repricing of stock options without stockholder approval.
Engage an independent compensation consultant.	Do not provide above-market earnings on deferred compensation.
Provide very limited perquisites.
Elements of Compensation
Primary Elements of Compensation. The Company’s compensation program consists of three primary elements: (i) base salary; (ii) annual short-term performance-based cash bonus awards; and (iii) performance-based and time-based long-term equity-based incentive compensation awards, primarily in the form of restricted stock subject to vesting requirements. Additional compensation elements include various benefit plans, such as a 401(k) and deferred compensation plan, and severance and change in control benefits.
Retirement Plans. The Company does not maintain a retirement pension plan. However, the named executive officers are eligible to participate in the Molina 401(k) Salary Savings Plan. The purpose of this program is to provide all Molina Healthcare employees with tax-advantaged savings opportunities and income after retirement. Eligible pay under the plans is limited to Internal Revenue Code annual limits. The Company makes a dollar-for-dollar match on the first four percent (4%) of salary electively deferred under the 401(k) Plan by all participants.
Deferred Compensation Plan. The Company has established an unfunded non-qualified deferred compensation plan for certain key employees, including the named executed officers. Under the deferred compensation plan, eligible participants can defer up to 100% of their base salary and 100% of their bonus to provide for tax-deferred growth. The investment options available to eligible participants under the deferral program consist of approximately fifteen investment options representing a broad array of asset classes and spectrum of risk profiles.
Employee Stock Purchase Plan. With the exception of our chief executive officer and our chief financial officer who are not eligible due to their possessing more than five percent of our voting common stock as determined under Section 424(d) of the Internal Revenue Code, the named executive officers are eligible to participate in the Company’s 2011 Employee Stock Purchase Plan, on an equal basis with all other employees. The Employee Stock Purchase Plan allows eligible employees to purchase from the Company shares of its common stock at a 15% discount to the market price during the successive six-month offering periods under the plan.
Health and Insurance Benefits. With limited exceptions, the Company supports providing benefits to named executive officers that are substantially the same as those offered to salaried employees generally. The named executive officers are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits, and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.
Severance and Change in Control Benefits. We have entered into employment agreements with all of our named executive officers pursuant to which they are eligible under certain circumstances for severance and change in control benefits. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Potential Payments Upon Change in Control or Termination.” The compensation committee believes that severance and change in control benefits are necessary to attract and retain senior management talent. Our agreements are designed to attract key employees, preserve executive morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. These benefits allow executives to assess takeover bids objectively without regard to the potential impact on their own job security.
Perquisites and Other Personal Benefits. The Company does not provide named executive officers with any material perquisites or other personal benefits.

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2016 Compensation Highlights
2016 represented a disappointing year with respect to our financial results. Based on of our pay for performance compensation philosophy, the compensation paid to our named executive officers was negatively impacted by that financial performance in the following ways:

•
No cash amounts were paid under the Company’s short-term cash incentive bonus program for 2016 that consisted 75% of an EBITDA measure and 25% of a discretionary bonus; the named executive officers were paid a separately established cash bonus pursuant to a goal established in early 2016, for the successful NCQA accreditation of our Illinois and South Carolina health plans;

•	No equity compensation vested in connection with the 2016 net profit margin target of 1.0%;

•	No equity compensation vested in connection with the targets established in 2014 for three-year EBITDA margin and three-year cumulative earnings per share; and

•	No equity compensation vested in connection with the target established in 2015 for 2016 net profit margin and 2016 total pre-tax income.
Executive Pay Study for 2016
To evaluate the compensation levels of the Company’s named executive officers in relation to the compensation levels of executives employed by the Company’s industry peers, in late 2015 the compensation committee engaged Arthur J. Gallagher & Co to conduct a total compensation study with respect to the Company’s named executive officers (the “2016 Compensation Study”). Arthur J. Gallagher & Co. was the same compensation consultant that the committee has used in prior years to conduct benchmarking studies for the Company’s named executive officers.
In the 2016 Compensation Study, Arthur J. Gallagher & Co. used a 17-company peer group consisting of six publicly traded managed care companies, six publicly traded health care facilities, and five publicly traded health care service companies, as follows:

1. Centene Corporation	10. Community Health Systems, Inc.
2. WellCare Health Plans, Inc.	11. Laboratory Corporation of America Holdings
3. Health Net, Inc.	12. Magellan Health, Inc.
4. DaVita HealthCare Partners Inc.	13. Kindred Healthcare, Inc.
5. Tenet Healthcare Corporation	14. Brookdale Senior Living Inc.
6. Catamaran Corporation	15. Omnicare, Inc.
7. Universal Health Services, Inc.	16. Cigna Corporation
8. Quest Diagnostics Incorporated	17. Humana Inc.
9. LifePoint Hospitals, Inc.
The 2016 Compensation Study concluded that the base salary of our chief executive officer was below the median, while total compensation was approximately equal to the median. The base salaries of the other named executive officers, with the exception of our chief financial officer, were at or near the median, with total compensation somewhat above the median but below the 75th percentile. The compensation committee targeted the base salary of the named executive officers for 2016 at approximately the 50th percentile of the peer group, while targeting total compensation at the 75th percentile of the peer group. After setting target total compensation levels in accordance with this approach, the chief executive officer requested that $2 million of his resulting equity compensation be allocated instead in unequal amounts to the other four named executive officers, thereby reducing his target total compensation level to the median, and raising the target total compensation of the other named executive officers above the 75th percentile in each instance.  Because this “zero sum” request did not change overall total target compensation for all five named executive officers, inclusive of the chief executive officer, the compensation committee acceded to the chief executive officer’s request. The compensation of the named executive officers was weighted slightly more heavily towards longer term equity compensation that is subject to multiple year performance metrics and vesting requirements that are consistent with the Company’s long-term strategic plan.
Based on these findings and considerations, the compensation committee decided to increase the 2016 base salaries for Dr. J. Mario Molina, Mr. White, and Mr. Barlow, and to leave unchanged the 2016 base salaries for Mr. Molina and Ms. Bayer. The compensation committee left unchanged the target short-term cash bonus opportunity as a percent of salary for all of the named executive officers. However, to further incentivize and reward truly exemplary financial performance, with regard to the specific EBITDA bonus metric, the compensation committee

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decided to not cap or limit this metric opportunity. Additionally, the 2016 equity compensation was made subject to multiple-year profit margin targets, Star rating improvements at the health plans, and achievement of certain business development targets that are consistent with the Company’s achievement of its long-term strategic plan.
Base Salary.
The objective of base salary is to reflect the executive’s fundamental job responsibilities. In 2016, the named executive officers were paid competitive base salaries determined by the evaluation of several factors, including the base salary levels of corresponding officers at peer companies as determined based on the 2016 Compensation Study, critical skills, job history, and unique roles or abilities of the executive. The 2016 and 2015 base salaries for the named executive officers, as well as the changes in such base salaries from the 2015 to the 2016 levels, are reflected in the table below. The 2016 base salaries for Dr. Molina, Mr. White, and Mr. Barlow were increased from their respective 2015 base salary levels, as indicated below, to bring such executive’s base salaries to approximately the 50th percentile of the peer group.

	Base Salary
Officer	2016	2015	Change ($)	Change (%)
Dr. J. Mario Molina, Chief Executive Officer	$1,170,000	$1,050,000	$120,000	11.43%
John C. Molina, Chief Financial Officer	$878,000	$878,000	$—	—%
Terry P. Bayer, Chief Operating Officer	$644,000	$644,000	$—	—%
Joseph W. White, Chief Accounting Officer	$538,000	$515,000	$23,000	4.47%
Jeff D. Barlow, Chief Legal Officer	$525,000	$475,000	$50,000	10.53%
The base salary of our named executive officers is the only element of their compensation that is fixed and predetermined. Consistent with the Company’s pay-for-performance philosophy, only 12% of the chief executive officer’s total 2016 compensation, and, on average, 16% of the other named executive officers’ total 2016 compensation opportunity, was for a fixed or predetermined amount.
Annual Short-Term Performance-Based Cash Bonus Awards.
Our compensation program provides for an annual cash bonus that is entirely performance linked. The objective of the program is to compensate executives based on the achievement of specific and objective annual goals that are intended to correlate closely with the growth of stockholder value. The annual incentive bonuses for 2016 were based three-quarters on the Company’s achievement of a specific 2016 EBITDA objective, and one-quarter subject to the discretion of the compensation committee, based upon certain performance factors. Such components of the short-term cash bonus were to be determined and paid independently.
Early in 2016, the compensation committee established an entry level achievement of at least $550 million in EBITDA, with the achievement of $810 million triggering payout at the 100% level, with the range continuing above 100% on a linear basis for EBITDA achievement above $810 million. EBITDA, an acronym for “earnings before interest, taxes, depreciation and amortization”, is a non-GAAP financial measure used by the Company as a supplemental metric to evaluate its financial performance, make financing and business decisions (including compensation decisions), and forecast and plan for future periods. EBITDA is calculated from our audited financial statements by making the following adjustments to net (loss) income: depreciation, and amortization of intangible assets and capitalized software; interest expense; and income tax (benefit) expense.
Because the Company did not achieve the 2016 EBITDA entry level of $550 million, no cash bonus was paid based on the EBITDA metric.
25% of the bonus opportunity was subject to the discretion of the compensation committee, based upon the consideration by the committee of such factors as relative performance as compared with our peers, competitive positioning, profit margin, Star score and HEDIS measure improvements and other quality measures, strategic business criteria such as market penetration and geographic business expansion, and various other factors. Due to the unsatisfactory financial performance in 2016, the compensation committee decided not to award any portion of the 25% discretionary bonus.

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The following table sets forth the fiscal year 2016 base salary levels, along with the two bonus elements for the Company’s chief executive officer, chief financial officer, chief operating officer, chief accounting officer, and chief legal officer:

Executive Officer	Base Salary	Target Bonus Opportunity (% of Base Salary)	Target EBITDA Bonus Opportunity (75% of Baseline Bonus Opportunity)	Discretionary Bonus Opportunity (25% of Target Bonus Opportunity)
Dr. J. Mario Molina
Chief Executive Officer	$1,170,000	150%	$1,316,250	$438,750
John Molina
Chief Financial Officer	$878,000	125%	$823,125	$274,375
Terry Bayer
Chief Operating Officer	$644,000	100%	$483,000	$161,000
Joseph W. White
Chief Accounting Officer	$538,000	90%	$363,150	$121,050
Jeff D. Barlow
Chief Legal Officer	$525,000	90%	$354,375	$118,125
In addition to the short-term cash bonus based on the EBITDA measure and discretionary bonus, the compensation committee also established a separate 2016 short-term cash bonus for the named executive officers based on achievement in 2016 of NCQA accreditation of the Company’s health plans in South Carolina and Illinois, in the aggregate amount for all named executive officers of $350,000 for each such NCQA accreditation achievement. Both of the Company’s health plans in South Carolina and Illinois achieved NCQA accreditation in 2016, and as result such short-term cash bonus was paid to the named executive officers as follows: $255,000 to Dr. J. Mario Molina, $180,000 to John C. Molina, $110,000 to Terry P. Bayer, $80,000 to Joseph W. White, and $75,000 to Jeff D. Barlow.
Long-Term Equity-Based Incentive Compensation Awards.
The majority of the total compensation package for the named executive officers for 2016 was based on long-term incentives designed to align the financial interests of our named executive officers with the interests of our long-term stockholders. In those instances where the relevant long-term performance metric is not achieved, the equity-based compensation does not vest, and thus the compensation is not realized by the executive officers.
For 2016, these long-term incentives for our named executive officers took the form of equity compensation opportunities with the following grant date values:

	2016 Equity Compensation(1)
Officer	Amount ($)	Shares (#)
Dr. J. Mario Molina, Chief Executive Officer	$8,443,000	130,838
John C. Molina, Chief Financial Officer	$4,259,000	66,000
Terry P. Bayer, Chief Operating Officer	$3,326,000	51,542
Joseph W. White, Chief Accounting Officer	$2,786,000	43,174
Jeff D. Barlow, Chief Legal Officer	$2,021,000	31,319
(1) Generally, the grant date fair value presented does not correspond to the actual value that the named executive officers will realize from the award. In particular, the actual value of performance stock awards (PSAs) received is different from the accounting expense because such awards depend on the Company’s performance. In accordance with SEC rules, the

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aggregate grant date fair value of the PSAs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the PSAs, was target performance.
A detailed schedule and graph of the equity awards granted in 2016 to each of the named executive officers, by elements, is set forth below.

	Restricted Stock Awards (#)
Officer	2016 Net Profit Margin (#)	2016 STAR Rating (#)	2017 Net Profit Margin (#)	2017 STAR Rating (#)	2018 Net Profit Margin (#)	2016-2018 Metric (Strategic Acquisitions/ RFP) (#)	Time Vesting Over 3‑Years (#)
J. Mario Molina	13,084	13,084	13,084	13,084	13,084	26,168	39,250
John C. Molina	6,600	6,600	6,600	6,600	6,600	13,200	19,800
Terry P. Bayer	5,154	5,154	5,154	5,154	5,154	10,308	15,464
Joseph W. White	4,317	4,317	4,317	4,317	4,317	8,635	12,954
Jeff D. Barlow	3,132	3,132	3,132	3,132	3,132	6,264	9,395

These equity awards to the named executive officers were then divided into separate elements, with varying vesting provisions. 70% of the shares of restricted stock were made subject to performance vesting metrics described below and 30% of the shares were made subject to time vesting in three equal increments over three years. Two of the 10% performance metrics, or 20% in total, were based upon 2016 performance and were determinable at the end of 2016; two of the 10% performance metrics, or 20% in total, were based upon 2017 performance; one of the 10% performance metrics was based upon 2018 financial performance; and the last of the 10% performance metric and two 5% performance metrics, or 20% in total, was based upon closing on a Board-approved acquisition in a new state, or winning a Request For Proposal (“RFP”) in a new state, or winning an RFP for a new Medicaid product line in an existing state during the 2016-2018 period.

•	2016 Equity Compensation Metrics.

◦
The first 2016 10% performance metric was related to the achievement of a net profit margin in fiscal year 2016 of at least 1.0%. The entry point for the metric was established at 1.0% net profit margin, with full achievement at 1.2% net profit margin. Performance was not met under this metric and thus these awards did not vest.

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◦
The second 2016 10% performance metric was related to the Company’s achieving an improvement in Star ratings of 0.5 Stars or greater for each of two separate health plans, with no decline in the average Star rating across all remaining health plans (Part C and Part D are included). As noted above, this performance metric was achieved and the stock has vested.

•	2017 Equity Compensation Metrics.

◦
The first 2017 10% performance metric was related to the achievement of a net profit margin in fiscal year 2017 of at least 1.5%. The entry point for the metric shall be at 1.5% net profit margin, and full achievement shall be at 2.0% net profit margin. Achievement of the entry point shall result in 25% vesting of the restricted stock grant, with full achievement resulting in 100% vesting of the grant. If the metric is achieved, the stock shall vest on March 7, 2018.

◦
The second fiscal year 2017 10% performance metric was related to the Company achieving an improvement in Star ratings of 0.5 Stars or greater for each of two separate health plans from the levels of the previous year, with no decline in the then existing average Star rating across all remaining health plans. Since ratings for 2018 will be released in autumn 2017, if the metric is achieved, the stock shall vest on March 7, 2018.

•	2018 Equity Compensation Metrics.

◦
The sole fiscal year 2018 10% performance metric was related to the achievement of a net profit margin in fiscal year 2018 of at least 1.5%. The entry point for the metric shall be at 1.5% net profit margin, and full achievement shall be at 2.0% net profit margin. Achievement of the entry point shall result in 25% vesting of the restricted stock grant, with full achievement resulting in 100% vesting of the grant. If the metric is achieved, the stock shall vest on March 7, 2019.

•	2016-2018 Equity Compensation Metrics.

◦
The final 20% metric was conditioned upon the Company’s either closing on a Board-approved acquisition in a new state, or winning a RFP in a new state, or winning an RFP for a new Medicaid product line in an existing state during the 2016-2018 period. Special Needs Plan (“SNP”) or marketplace entry, or a capabilities-based acquisition, do not count towards satisfaction of this performance metric. Upon the first such achievement of this metric in 2016, 2017, or 2018, 5% of the restricted stock grant shall vest. Upon the second such achievement, a further 5% of the restricted stock grant shall vest. Upon the third such achievement, the final 10% of the restricted stock grant shall vest. The first such achievement of this goal was met in 2016 related to the closing of the New York Medicaid acquisition. As a result, 5% of the restricted stock grant subject to this metric has vested. Any subsequent achievements of the metric through December 31, 2018 shall result in vesting on the next succeeding March 7th.

•	The remaining balance of 30% of the shares of restricted stock were made subject to time vesting in one-third increments over three years, on each of March 7, 2017, March 7, 2018, and March 7, 2019.
2014-2015 Long-Term Incentive Awards Achievement Status
The following provides a status summary with respect to the portions of the stock awards made to the named executive officers in 2014 and 2015, with vesting based on the achievement or non-achievement of performance metrics determined for the respective period ended December 31, 2016. If the respective metric was not achieved, the portion of the stock awards based on that metric did not vest, and such portion was forfeited, further reflecting the Company’s pay-for-performance compensation philosophy.

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2014 Equity Compensation
In 2014, our named executive officers received potential equity compensation opportunities in the following amounts:

Officer	Shares (#)
Dr. J. Mario Molina, Chief Executive Officer	191,083
John C. Molina, Chief Financial Officer	54,933
Terry P. Bayer, Chief Operating Officer	46,444
Joseph W. White, Chief Accounting Officer	26,540
Jeff D. Barlow, Chief Legal Officer	21,232

These equity awards were divided into five separate elements, three of which were not determinable until the end of the three-year period ended December 31, 2016.
10% of the 2014 stock awards was subject to vesting upon the Company’s achieving a three-year Total Stockholder Return as determined by ISS calculations (“TSR”) greater than the median TSR achieved by the Company’s ISS peer group for the three-year period ended December 31, 2016. The Company’s three-year TSR for the three-year period ended December 31, 2016 was 16.0%, compared with the median TSR of 2.4% for our peer group. Accordingly, these 10% portions have vested.
25% of the 2014 stock awards was subject to vesting upon the Company’s achieving a three-year EBITDA margin percentage for the three-year period ended December 31, 2016 equal to or greater than 4%. 25% of the 2014 stock awards was subject to vesting based on the Company achieving a cumulative earnings per share (calculated on a GAAP basis) of at least $8.50 for the three year period ended December 31, 2016. Neither the three-year EBITDA margin percentage vesting requirement nor the three-year cumulative earnings per share vesting requirement was achieved and, accordingly, these portions of the 2014 stock awards did not vest.
2015 Equity Compensation
In 2015, our named executive officers received potential equity compensation opportunities in the following amounts:

Officer	Shares (#)
Dr. J. Mario Molina, Chief Executive Officer	122,154
John C. Molina, Chief Financial Officer	40,341
Terry P. Bayer, Chief Operating Officer	28,654
Joseph W. White, Chief Accounting Officer	22,622
Jeff D. Barlow, Chief Legal Officer	18,851
These equity awards were divided into eight separate elements, three of which were not determinable until the end of the three-year period ended December 31, 2016.
10% of the 2015 stock awards was based on the Company’s fiscal year 2016 annual premium revenue achievement, with an entry point at $14.0 billion in annual premium revenues, excluding acquisitions after April 1, 2015. This performance metric was achieved at 100% and the stock has vested. The second fiscal year 2016 10% performance metric was based on the Company’s fiscal year 2016 net profit margin, with an entry point at 0.8% net profit margin, and the third fiscal year 2016 10% performance metric was based on the Company’s pre-tax income in fiscal year 2016, with an entry point at $250 million in pre-tax income. Neither the 2016 net profit margin metric nor the 2016 pre-tax income metric was achieved and, accordingly, the portions of the stock awards based on these performance metrics did not vest.

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Pay Mix
Our pay for performance philosophy can be further depicted by the following graphs which represent both our total compensation mix as well as our long-term incentive plan vehicle mix.
The 2016 Total Compensation Mix graphs illustrate the break-down of the chief executive officer’s and the other named executive officers’ 2016 total compensation as reflected in the Summary Compensation Table. The “Other Named Executive Officers” percentages are calculated using an average of the individual named executive officers values excluding Dr. Molina.
As the 2016 Total Compensation Mix graph below illustrates, Dr. Molina’s base salary represented 12% of his total compensation, and the other named executives’ base salaries represented 16% of their total compensation. Further, 84% of Dr. Molina’s total compensation and 79% of the other named executive officers’ total compensation were long-term incentives consisting of performance-based and service/time-based restricted stock awards. The non-equity incentive compensation represented 3% of Dr. Molina’s total compensation and 3% of the other named executive officers’ total compensation.
2016 Total Compensation Mix
Stock Ownership Guidelines for Named Executive Officers
The Board of Directors believes that executive officers should own and hold a reasonable number of shares of common stock of the Company to further align such officers’ interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. The Company’s guidelines with respect to stock ownership by executive officers provide that executive officers of the Company shall own the minimum number of shares of the Company’s common stock with such value listed next to each such officer’s title below, calculated as a multiple of annual base salary.

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Executive Officer	Value of Shares
Chief Executive Officer	5X Annual Base Salary
Chief Financial Officer	4X Annual Base Salary
Chief Operating Officer	3X Annual Base Salary
Other Named Executive Officers	2X Annual Base Salary
The value of an executive officer’s holdings shall be based on the average closing price of a share of the Company’s stock for the previous calendar year. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or children, and shall include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Equity securities that are pledged shall not be counted toward the executive officer ownership requirements. Until an executive officer’s stock ownership requirement is met, the executive officer must retain at least 50% of all “net settled shares” (as defined above) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all shares held equals or exceeds the executive officer’s applicable ownership threshold.
Executive officers are expected to achieve the recommended ownership guidelines within five (5) years of assuming their positions. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these guidelines. In addition, there may be certain instances where these guidelines would place an undue hardship on an executive officer. The compensation committee may therefore make exceptions to these guidelines as it deems appropriate.
Each of the named executive officers of the Company satisfied the stock ownership guidelines as of December 31, 2016.
Clawback Policy
The Company has a Clawback Policy addressing the recovery by the Company of incentive-based compensation from current and former executives of the Company, in the event of any accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the applicable securities laws (“Accounting Restatement”). According to the Clawback Policy, in the event of an Accounting Restatement, the Company will use reasonable efforts to recover from any current or former executive officer of the Company, who received incentive-based compensation from the Company during the three (3)-year period preceding the date on which the Company is required to prepare an Accounting Restatement, based on the erroneous data, the excess of what would have been paid to the executive officer under the Accounting Restatement. In addition, the Clawback Policy further provides that the Company will use reasonable efforts to recover from current and former executive officers, up to 100% (as determined by the Board or a duly established committee of the Board in its sole discretion as appropriate based on the conduct involved) of such incentive-based compensation from the Company during the three (3)-year period preceding the date on which the Company is required to prepare an Accounting Restatement, if the Board or a committee thereof, in its sole discretion, determines that an executive officer’s act or omission that contributed to the circumstances requiring the Accounting Restatement involved: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of the executive officer’s employment by, or otherwise in connection with, the Company or (ii) fraud in the course of the executive officer’s employment by, or otherwise in connection with, the Company.
Restrictions on Pledges of Shares by Directors and Executive Officers
The Company is aware that Institutional Shareholder Services (“ISS”) identified pledges of company stock as a risk oversight and governance concern. The Company’s insider trading policy prohibits our directors and executive officers from, directly or indirectly, pledging a significant number of shares of the Company’s common stock. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default. “Significant” means the least of: (i) 1% of the Company’s total outstanding shares of common stock; (ii) 20% of the common stock of the Company then held by the executive officer or director; and (iii) 50% of the Company’s average daily trading volume for the three months prior to the pledge date.
The shares of common stock attributable to a director or executive officer for these purposes include shares attributable to the director or executive officer under either Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended. Further, any shares that are pledged shall not be counted toward the executive officer or director stock ownership requirements.

Molina Healthcare, Inc. 2017 Proxy Statement | 34

As of the date of this proxy statement, none of the directors and executive officers of the Company had any pledged shares of the Company’s common stock.
Hedging Restrictions
As part of the Company’s Insider Trading Policy, directors, executive officers (including the named executive officers), and vice presidents of the Company or subsidiary executive officers (collectively, “Controlling Insiders”) are prohibited from engaging in “hedging” with respect to the Company’s securities. For these purposes, “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which a Controlling Insider offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security. Speculative trading, short-swing trading, or short selling of stock of the Company by Controlling Insiders is expressly prohibited at all times, as is the buying or selling of any publicly traded option on stock of the Company and the establishment or use of margin accounts with a broker-dealer for the purpose of buying or selling stock of the Company.
Results of the April 2014 “Say On Pay” Vote
In 2011, the Company’s stockholders approved a triennial advisory “say-on-pay” vote. The compensation committee monitors the results of the Company’s triennial advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our April 2014 annual meeting, the compensation of our named executive officers was approved, on an advisory basis, by a 72.5% majority vote, with 18.6% of shares voting against, and 8.9% broker non-votes. As part of the 2013 equity compensation grants, the named executive officers received a portion of their equity grants subject to time-vesting in less than one year from the grant date. Since then, any grants of time-vesting equity awards made to the named executive officers were made subject to multiple year vesting, with the first vesting date being one year from the grant date. Additionally, performance-based equity awards granted to the named executive officers subsequent to 2013 have been subject to vesting based on rigourous multiple performance metrics. The Company is including a “say-on-pay” proposal in this year’s proxy statement, as well as a proposal to change the frequency of the “say-on-pay” vote from a triennial vote to an annual vote.
Elimination of Tax Gross-Up Provision from Employment Agreements; Increase of Severance Amounts
On March 16, 2016, we entered into a second amended and restated employment agreement with each of Dr. Molina and Mr. Molina. The amended employment agreements removed the Internal Revenue Code Section 280G gross-up provision. Instead of receiving a gross-up, the executive would be subject to an automatic reduction in his change in control payments if doing so results in a greater after-tax payment to the executive than he would have received if he had accepted the full payments and paid the excise tax. The amended employment agreements provide that all amounts payable thereunder are subject to the Company’s Clawback Policy, to the extent applicable.
In addition to the removal of the gross up provision, the employment agreements with each of Dr. Molina and Mr. Molina were amended and restated on March 16, 2016 to increase, from 100% of the executive’s base salary then in effect to 400% of the executive’s base salary then in effect, the amount of the payment that would be due to each such executive upon termination without cause or resignation for good reason. We believe that such a provision is justified given the substantial shareholdings in the Company of Dr. Molina and Mr. Molina, and the obstacle such shareholdings would represent in connection with their efforts to find similar employment in our industry. Dr. Molina and Mr. Molina remain eligible for a prorated “termination bonus” upon a termination without cause or for good reason, and the “termination amounts” have been increased to 150% of base salary then in effect for Dr. Molina and 125% of base salary then in effect for Mr. Molina. The balance of the severance payments made upon a termination without cause or for good reason remain unchanged from the executives’ previous form of employment agreement, including accelerated vesting of previously granted equity compensation and a cash payment of $65,000 representing 18 months’ worth of continuing health and welfare benefits. Payment of severance benefits is contingent upon the executive’s signing a release agreement waiving claims against us.
The employment agreements with Dr. Molina and Mr. Molina also provide that if their employment is terminated without cause or is terminated by the executive for good reason within two years following a change of control, the Company will provide the executive as a severance payment with four times the executive’s annual base salary, plus the prorated “termination bonus,” a cash payment of $135,000 representing 36 months’ worth of continuing health and welfare benefits, accelerated vesting of all unassumed and unvested equity compensation upon a change in control and accelerated vesting of previously granted equity compensation. Unless terminated, the employment agreements are automatically renewed on an annual basis. The employment agreements no longer terminate automatically when the executive reaches age 65.

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Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. The ACA amended the Internal Revenue Code, in part, by adding Section 162(m)(6) which limits the amount that covered health insurance providers such as the Company may deduct in any taxable year for compensation to any employee in excess of $500,000. This legislation did not create any exceptions for performance-based compensation. Commencing with the Company’s fiscal year 2016, the compensation limitation pursuant to Section 162(m)(6) as amended by the ACA applied to the Company and the Company was not able to deduct compensation to its executive officers in excess of $500,000. Accordingly, while the compensation committee continued to adhere to its pay-for-performance philosophy, the Company derived no benefit in 2016 from structuring its compensation determinations based on the requirements for the performance based compensation exception of Internal Revenue Code Section 162(m).
The U.S. President and the Republican-led Congress have proposed legislation that would terminate the compensation limitation imposed by Section 162(m)(6) effective December 31, 2017. Consequently, if such legislation is passed, the deduction for compensation in excess of $1 million would be allowed for taxable years beginning after December 31, 2017 if such compensation satisfies the performance based compensation exception to the $1 million limitation.
Compensation Committee Report
The compensation committee has reviewed and discussed the CD&A with the members of management of the Company. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Form 10-K.

Compensation Committee
Richard M. Schapiro, Chairman
Charles Z. Fedak, CPA, MBA
Steven J. Orlando, CPA (inactive)
Ronna E. Romney

March 8, 2017

Molina Healthcare, Inc. 2017 Proxy Statement | 36

Compensation Tables
Summary Compensation
The following table provides information concerning total compensation earned or paid to (a) the chief executive officer, (b) the chief financial officer, and (c) the three other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2016, in each case for services rendered to the Company during the last year. These five officers are referred to as the “named executive officers” in this proxy statement.
2016 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Comp.(2)	Change in Nonqualified Deferred Comp. Earnings(3)	All Other Comp.(4)	Total
Dr. J. Mario Molina	2016	$1,170,000	$—	$8,442,976	$—	$255,000	$165,449	$15,443	$10,048,868
President and Chief	2015	$1,050,000	$—	$7,893,843	$—	$1,306,324	$—	$15,490	$10,265,657
Executive Officer	2014	$1,050,000	$—	$6,788,994	$—	$—	$—	$15,153	$7,854,147
John C. Molina	2016	$878,000	$—	$4,258,980	$—	$180,000	$50,025	$16,090	$5,383,095
Chief Financial Officer	2015	$878,000	$—	$2,606,918	$—	$910,279	$—	$15,277	$4,410,474
	2014	$878,000	$—	$2,522,317	$—	$—	$12,164	$15,403	$3,427,884
Terry P. Bayer	2016	$644,000	$—	$3,326,005	$—	$110,000	$74,991	$22,499	$4,177,495
Chief Operating Officer	2015	$644,000	$—	$1,851,686	$—	$534,141	$—	$17,798	$3,047,625
	2014	$644,000	$—	$1,650,117	$—	$—	$33,008	$15,887	$2,343,012
Joseph W. White	2016	$538,000	$—	$2,786,018	$—	$80,000	$1,377	$15,033	$3,420,428
Chief Accounting Officer	2015	$515,000	$—	$1,461,882	$—	$384,432	$136	$15,064	$2,376,514
	2014	$515,000	$—	$942,940	$—	$—	$1,376	$71,588	$1,530,904
Jeff D. Barlow	2016	$525,000	$—	$2,021,015	$—	$75,000	$8,395	$33,545	$2,662,955
Chief Legal Officer	2015	$475,000	$—	$1,218,191	$—	$354,574	$146	$31,654	$2,079,565
and Secretary	2014	$475,000	$—	$754,356	$—	$—	$4,772	$40,154	$1,274,282

(1)
This column shows the aggregate grant date fair value of performance stock awards (“PSAs”) and restricted stock awards (“RSAs”) granted under the Company’s 2011 Equity Incentive Plan in the years shown. The aggregate grant date fair value is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule. See the “2016 Grants of Plan-Based Awards Table” for additional information, including the performance conditions and valuation assumptions as applicable, for PSAs and RSAs granted in 2016.

Generally, the grant date fair value presented does not correspond to the actual value that the named executive officers will realize from the award. In particular, the actual value of PSAs received is different from the accounting expense because such awards depend on the Company’s performance. In accordance with SEC rules, the aggregate grant date fair value of the PSAs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the PSAs, was target performance.

(2)	This column shows the amounts earned under the Company’s performance-based short-term cash incentive plan.

(3)
Dr. J. Mario Molina’s change in non-qualified deferred compensation earnings for the year 2015 was ($188,966) and for the year 2014 was ($75,390); Mr. Molina’s change in non-qualified deferred compensation earnings for the year 2015 was ($7,487); and Ms. Bayer’s change in non-qualified deferred compensation earnings for the year 2015 was ($6,924).

(4)
The amounts in this column include (i) long-term disability premiums ($1,230 for each of Dr. Molina, Mr. Molina and Ms. Bayer, and $820 for each of Mr. White and Mr. Barlow); (ii) group term life premiums ($3,613 for each of Dr. Molina and Mr. White, $1,933 for each of Mr. Molina and Mr. Barlow, and $10,669 for Ms. Bayer); (iii) 401(k) matching payments ($10,600 for each of Dr. Molina, Mr. Molina, Ms. Bayer, Mr. White and Mr. Barlow); (iv) liquidated amounts for paid time-off of $20,192 for Mr. Barlow; and (v) executive disability premiums of $2,327 for Mr. Molina.

Realized Compensation
The SEC’s calculation of total compensation, as shown in the Summary Compensation Table, includes several items driven by accounting assumptions. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our named executive officers in a particular year. To supplement the SEC-required disclosure, the table below shows compensation realized by each named executive, as reported on his or her IRS W-2 form. These amounts are not a substitute for the amounts reported as SEC total compensation. Information on how realized compensation is calculated is included below the table.
Further, the potential compensation of the named executive officers is an aspirational amount, dependent on the achievement of several financial goals. Because the Company fell short of its financial targets, management failed to achieve their target compensation in years 2014, 2015, and 2016, as reflected in the 2016 Realized Compensation Table below.
2016 Realized Compensation Table

	Realized Compensation
Name	2014	2015	2016
J. Mario Molina	$6,202,131	$9,490,297	$5,572,952
John C. Molina	$3,825,076	$3,667,891	$3,068,059
Terry P. Bayer	$3,028,185	$4,016,653	$2,262,426
Joseph W. White	$2,104,751	$2,238,488	$1,630,426
Jeff D. Barlow	$1,674,935	$1,901,409	$1,462,354
To calculate realized compensation for 2016, which represents taxable W-2 income for 2016, we started with the amounts shown in the SEC Total column in the Summary Compensation Table and made the following adjustments:
Subtractions from SEC Total:

•	Bonus earned for 2016 (reflected in Bonus and Non-equity Incentive Plan Compensation columns), which was paid in 2017;

•	Aggregate grant date fair value of equity awards (reflected in Stock Awards and Option Awards columns);

•	Year over year change in nonqualified deferred compensation earnings (reflected in the Change in Nonqualified Deferred Comp. Earnings column);

•	Contributions to 401(k) and medical premiums that are deducted from income on a pre-tax basis; and

•	The Company’s 401(k) match (reflected in the table under “All Other Comp.”).
Additions to SEC Total:

•	Bonus earned for 2015 (reflected in Bonus and Non-equity Incentive Plan Compensation columns for 2015) which was paid in 2016;

•	Value realized from exercise of stock options before payment of applicable withholding taxes and brokerage commissions (reflected in Option Exercises and Stock Vested Table); and

•	Value realized from vesting of RSAs and/or PSAs before payment of applicable withholding taxes and brokerage commissions (reflected in Option Exercises and Stock Vested Table).
For more information on total compensation as calculated under SEC rules, see the narrative accompanying the Summary Compensation Table.
Grants of Plan-Based Awards
The following table provides information about plan-based awards granted to the named executive officers in 2016. The “Non-Equity Incentive Plan Awards” were granted under the Company’s Incentive Compensation Plan. The “Equity Incentive Plan Awards” and “All Other Stock Awards” were granted under the Company’s 2011 Equity Incentive Plan. There were no stock options granted during 2016.

Molina Healthcare, Inc. 2017 Proxy Statement | 37

2016 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Mario Molina	3/7/2016	$—	$1,571,250	$1,571,250	6,542	91,588	91,588	39,250	$8,442,976
John C. Molina	3/7/2016	$—	$1,003,125	$1,003,125	3,300	46,200	46,200	19,800	$4,258,980
Terry P. Bayer	3/7/2016	$—	$593,000	$593,000	2,577	36,078	36,078	15,464	$3,326,005
Joseph W. White	3/7/2016	$—	$443,150	$443,150	2,158	30,220	30,220	12,954	$2,786,018
Jeff D. Barlow	3/7/2016	$—	$429,375	$429,375	1,566	21,924	21,924	9,395	$2,021,015

(1)
These columns show the possible payouts under the Company’s performance-based short-term cash incentive plan. The discretionary portion of the performance-based short-term cash incentive bonus is excluded from the table above. Under this plan, Dr. Molina’s bonus opportunity is 150% of his base salary; Mr. Molina’s bonus opportunity is 125% of his base salary; Ms. Bayer’s bonus opportunity is 100% of her base salary; Mr. White’s bonus opportunity is 90% of his base salary; and Mr. Barlow’s bonus opportunity is 90% of his base salary. For each of the named executives, 75% of the bonus opportunity relates to an EBITDA performance measure and 25% is subject to the discretion of the compensation committee, based on such factors such as relative performance, competitive positioning, profit margin, Star score, and HEDIS measure improvements and other quality measures, strategic business criteria such as market penetration and geographic business expansion, and various other factors, with the EBITDA and discretionary component determined and paid independently. Achievement of the threshold for the 75% EBITDA metric results in 0% payout; achievement of the target results in 100% payout. The actual cash bonus payout amounts for achievement within specified points along the EBITDA range (as specified under the performance metric) are interpreted linearly between those points. The maximum payout is 100%. In addition, a separate bonus was established based on achievement in 2016 of NCQA accreditation of our health plans in South Carolina and Illinois, in the amount of $350,000 for each such accreditation achievement. The payout of the full $700,000 bonus is as follows: $255,000 for Dr. Molina, $180,000 for Mr. Molina, $110,000 for Ms. Bayer, $80,000 for Mr. White and $75,000 for Mr. Barlow; achievement of the target results in 100% payout. The maximum payout is 100%; there is no threshold. Such amounts reflect the estimated possible payouts and are not intended to represent actual or future payouts under the short-term cash incentive plan. See further discussion regarding these metrics at “Compensation Discussion and Analysis—Elements of Compensation.” The actual amounts earned and paid to the named executive officers under the 2016 plan are presented in the “2016 Summary Compensation Table—Non-Equity Incentive Plan Comp.”

(2)
These columns show the estimated future payouts of PSAs under the awards granted in 2016. For each of the named executives, for the 2016 after-tax return on total revenue performance metric, achievement of the entry point (threshold) of the metric results in 0% or first share vesting of the awards, with full achievement resulting in 100% vesting of the awards, shown in both the target and maximum columns. Intermediate achievement within the range will result in the vesting of that number of shares proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. For the 2016 and 2017 Star rating performance metrics, achievement of the target and maximum result in 100% vesting; there is no threshold specified. For the 2017 and 2018 after-tax return on total revenue performance metrics, achievement of the threshold of the metric results in 25% vesting of the restricted stock grant, with full achievement resulting in 100% vesting of the grant. Intermediate achievement within the range will result in the vesting of that number of shares proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. For the 2016-2018 metrics which are conditioned upon the Company’s either closing on a board-approved acquisition in a new state, or winning an RFP in a Medicaid product line in an existing state, achievement of the target and maximum result in 100% vesting; there is no threshold specified. For more information on the specific metrics and vesting schedules, see Outstanding Equity Awards.

(3)
This column shows the RSAs granted to the named executive officers on March 7, 2016. These awards are subject to time-based vesting in equal increments over three years on each of March 7, 2017, March 7, 2018, and March 7, 2019.

(4)
This column shows the grant date fair value of the PSAs and RSAs. Generally, the grant date fair value is the amount that the Company expects to expense in its financial statements over the awards’ vesting schedule. As described above, the amounts in this column do not reflect compensation actually received by the named executive officers.

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Outstanding Equity Awards
The following table provides information on the named executive officers’ holdings of stock and option grants as of year-end. It includes unexercised stock options (vested and unvested), and PSAs and RSAs for which vesting conditions were not yet satisfied as of December 31, 2016. The vesting schedule for each outstanding award is shown following this table.
2016 Outstanding Equity Awards at Fiscal Year End Table

		Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (Unearned)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Pay- Out Value of Unearned Shares That Have Not Vested(1)
J. Mario Molina				—	—			3/1/2014	19,108	$1,036,800	19,108	$1,036,800
								4/1/2015	24,432	$1,325,680	61,075	$3,313,930
								3/7/2016	39,250	$2,129,705	78,504	$4,259,627
Total				—	—				82,790	$4,492,185	158,687	$8,610,357
John C. Molina	3/1/2007	54,000	(2)	—	—	$20.88	3/1/2017	3/1/2014	7,099	$385,192	7,099	$385,192
								4/1/2015	8,068	$437,770	20,170	$1,094,424
								3/7/2016	19,800	$1,074,348	39,600	$2,148,696
Total		54,000		—	—				34,967	$1,897,310	66,869	$3,628,312
Terry P. Bayer				—	—			3/1/2014	4,644	$251,983	4,644	$251,983
								4/1/2015	5,732	$311,018	14,325	$777,275
								3/7/2016	15,464	$839,077	30,924	$1,677,936
Total				—	—				25,840	$1,402,078	49,893	$2,707,194
Joseph W. White				—	—			3/1/2014	2,654	$144,006	2,654	$144,006
								4/1/2015	4,525	$245,526	11,310	$613,681
								3/7/2016	12,954	$702,884	25,903	$1,405,497
Total				—	—				20,133	$1,092,416	39,867	$2,163,184
Jeff D. Barlow				—	—			3/1/2014	2,123	$115,194	2,123	$115,194
								4/1/2015	3,770	$204,560	9,425	$511,400
								3/7/2016	9,395	$509,773	18,792	$1,019,654
Total				—	—				15,288	$829,527	30,340	$1,646,248

(1)
The market value of the unvested RSAs and PSAs represents the product of the closing price of Molina stock as of December 30, 2016, the last trading day of our fiscal year, which was $54.26, and the number of shares underlying such award and, with respect to PSAs, assumes satisfaction of the applicable performance conditions. See the “Outstanding Equity Awards Vesting Schedule Table” on the next page for more information regarding vesting of these awards.

(2)	On February 28, 2017, Mr. Molina exercised 54,000 stock options, with an exercise price of $20.88 per share, compared with a weighted average market value of $48.51 per share.

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Outstanding Equity Awards Vesting Schedule Table

Name of Executive	Grant Date	Stock Awards Vesting Schedule(1)
J. Mario Molina	3/1/2014	19,108 PSAs vested 1/16/2017; 19,108 RSAs vested 3/1/2017
	4/1/2015	12,215 PSAs vested 3/1/2017; 48,860 PSAs vest in 2017, subject to achievement of performance conditions; 12,216 RSAs vest 4/1/2017; and 12,216 RSAs vest 4/1/2018
3/7/2016
19,626 PSAs vested 3/7/2017; 26,168 PSAs vest in 2018, subject to achievement of performance conditions; and 32,710 vest in 2019, subject to achievement of performance conditions; 13,084 RSAs vested 3/7/2017; 13,083 RSAs vest 3/7/2018; and 13,083 RSAs vest 3/7/2019

John C. Molina	3/1/2014	7,099 PSAs vested 1/16/2017; 7,099 RSAs vested 3/1/2017
	4/1/2015	4,034 PSAs vested 3/1/2017; 16,136 PSAs vest in 2017, subject to achievement of performance conditions; 4,034 RSAs vest 4/1/2017, and 4,034 RSAs vest 4/1/2018
3/7/2016
9,900 PSAs vested 3/7/2017; 13,200 PSAs vest in 2018, subject to achievement of performance conditions; 16,500 PSAs vest in 2019, subject to achievement of performance conditions; 6,600 RSAs vested 3/7/2017, 6,600 RSAs vest 3/7/2018, and 6,600 RSAs vest 3/7/2019

Terry P. Bayer	3/1/2014	4,644 PSAs vested 1/16/2017; 4,644 RSAs vested 3/1/2017
	4/1/2015	2,865 PSAs vested 3/1/2017; 11,460 PSAs vest in 2017, subject to achievement of performance conditions; 2,866 RSAs vest 4/1/2017, and 2,866 RSAs vest 4/1/2018
3/7/2016
7,731 PSAs vested 3/7/2017; 10,308 PSAs vest in 2018, subject to achievement of performance conditions; 12,885 PSAs vest in 2019, subject to performance conditions; 5,155 RSAs vested 3/7/2017, 5,155 RSAs vest 3/7/2018, and 5,154 RSAs vest 3/7/2019

Joseph W. White	3/1/2014	2,654 PSAs vested 1/16/2017; 2,654 RSAs vested 3/1/2017
	4/1/2015	2,262 PSAs vested 3/1/2017; 9,048 PSAs vest in 2017, subject to achievement of performance conditions; 2,263 RSAs vest 4/1/2017, and 2,262 RSAs vest 4/1/2018
3/7/2016
6,476 PSAs vested 3/7/2017; 8,634 PSAs vest in 2018, subject to achievement of performance conditions; 10,793 PSAs vest in 2019, subject to performance conditions; 4,318 RSAs vested 3/7/2017, 4,318 RSAs vest 3/7/2018, and 4,318 RSAs vest 3/7/2019

Jeff D. Barlow	3/1/2014	2,123 PSAs vested 1/16/2017; 2,123 RSAs vested 3/1/2017
	4/1/2015	1,885 PSAs vested 3/1/2017; 7,540 PSAs vest in 2017, subject to achievement of performance conditions; 1,885 RSAs vest 4/1/2017, and 1,885 RSAs vest 4/1/2018
3/7/2016
4,698 PSAs vested 3/7/2017; 6,264 PSAs vest in 2018, subject to achievement of performance conditions; 7,830 PSAs vest in 2019, subject to achievement of performance conditions; 3,132 RSAs vested 3/7/2017, 3,132 RSAs vest 3/7/2018, and 3,131 RSAs vest 3/7/2019

(1)
This column shows the vesting schedule for unvested or unearned stock awards reported in the “Number of Shares of Stock That Have Not Vested,” and “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” columns of the “2016 Outstanding Equity Awards at Fiscal Year End Table.” RSAs vest on the dates indicated above. PSAs vest subject to the achievement of performance conditions, on the date the compensation committee certifies the achievement of such performance conditions. See the “Outstanding Performance-Based Equity Awards Table” below for more information on these awards.

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Outstanding Performance-Based Equity Awards at Fiscal Year End

Performance Goals				Name					Performance Period: Fiscal Year(s)
Metric	Entry Point	Full Achievement	Grant Date	J. Mario Molina	John C. Molina	Terry P. Bayer	Joseph W. White	Jeff D. Barlow
3-year TSR (1)			3/1/2014	19,108	7,099	4,644	2,654	2,123	2014-2016
Annual Premium Revenue (2)	$14.0 billion	$15.0 billion	4/1/2015	12,215	4,034	2,865	2,262	1,885	2016
Annual Premium Revenue (3)	$15.0 billion	$16.0 billion	4/1/2015	12,215	4,034	2,865	2,262	1,885	2017
Net Profit Margin (after-tax) (4)	1.5%	2.0%	4/1/2015	12,215	4,034	2,865	2,262	1,885	2017
Pre-Tax Income (5)	$500 million	$650 million	4/1/2015	12,215	4,034	2,865	2,262	1,885	2017
3-year TSR (6)			4/1/2015	12,215	4,034	2,865	2,262	1,885	2015-2017
Star Ratings (7)			3/7/2016	13,084	6,600	5,154	4,317	3,132	2016
Net Profit Margin (after-tax) (8)	1.5%	2.0%	3/7/2016	13,084	6,600	5,154	4,317	3,132	2017
Star Ratings (9)			3/7/2016	13,084	6,600	5,154	4,317	3,132	2017
Net Profit Margin (after-tax) (8)	1.5%	2.0%	3/7/2016	13,084	6,600	5,154	4,317	3,132	2018
RFP/Acquisition (10)			3/7/2016	26,168	13,200	10,308	8,635	6,264	2016-2018
Total				158,687	66,869	49,893	39,867	30,340

(1)
These awards vested on January 16, 2017, on the date that the compensation committee of the board of directors certified the performance metric as met. The market value of our stock on January 13, 2017, the last trading day prior to the vesting date, was $58.47 per share.

(2)	A portion of these awards vested on March 1, 2017. Refer to the Outstanding Equity Awards Vesting Schedule Table.

(3)
Annual premium revenue is determined based on the Company’s consolidated statements of income, and does not include service revenue, premium tax revenue, health insurer fee revenue, and investment income and other revenue. The effect of any acquisition closing after April 1, 2015 is excluded.

(4)	Net profit margin (after tax) is based on the Company’s reported income from continuing operations, divided by total revenue. The effect of any acquisition closing after April 1, 2015 is excluded.

(5)	Pre-tax income from continuing operations as reported in the Company’s consolidated statements of income, excluding the effect of any acquisition closing after April 1, 2015.

(6)
Such grant vests upon the Company’s achieving a three-year TSR for the three-year period ending December 31, 2017 as determined by ISS calculations that is greater than the median TSR achieved by the Company’s 2015 peer group as described in the “2015-2017 Equity Compensation Metric” under Compensation Discussion and Analysis - Elements of Compensation - 2015 Long-Term Equity Based Incentives. Subsequent changes in the peer group made by ISS are disregarded. Further, if a company in the 2015 Peer Group is subsequently acquired or discontinues its operations prior to December 31, 2017, it is removed from the peer group for the entire three-year measurement period.

(7)	These awards vested on March 7, 2017.

(8)
Net profit margin (after tax) is based on the Company’s reported income from continuing operations, divided by total revenue. Achievement of the entry point shall result in 25% of first share vesting of the restricted stock grant, with full achievement resulting in 100% vesting of the grant. Intermediate achievement within the range shall result in the vesting of that number of shares as is proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range.

(9)
This performance metric is related to the Company achieving an improvement in Star ratings of 0.5 Stars or greater for each of two separate health plans from the levels of the previous year, with no decline in the then existing average Star rating across all remaining health plans (Part C and Part D are included).

(10)
This 20% metric is conditioned on the Company’s either closing on a board-approved acquisition in a new state, or winning an RFP in a new state, or winning an RFP for a new Medicaid product line in an existing state. SNP or marketplace entry, or a capabilities-based acquisition, does not count towards satisfaction of the performance metric. In the event the Company achieves the metric in 2016, 2017, or 2018, upon the first such achievement, one-third of the restricted stock grant shall vest. The first such achievement occurred in 2016, and as a result, a portion of these awards vested on March 7, 2017. Upon the second such achievement, a further 5% of the restricted stock grant shall vest. Upon the third such achievement, the final 10% of the restricted stock grant shall vest. Refer to the 2016 Proxy Statement for further details.

Molina Healthcare, Inc. 2017 Proxy Statement | 41

Option Exercises and Stock Vested
The following table provides information with respect to stock options exercised and restricted stock awards vested for the named executive officers during fiscal year 2016.
2016 Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
J. Mario Molina	—	$—		34,680	$2,210,503	(2)
	—	—		12,217	$793,005	(3)
John C. Molina	—	—		14,886	$948,834	(2)
	—	—		4,035	$261,912	(3)
Terry P. Bayer	8,250	$306,240	(1)	9,836	$626,947	(2)
	—	—		2,867	$186,097	(3)
Joseph W. White	—	—		8,740	$557,088	(2)
	—	—		2,263	$146,891	(3)
Jeff D. Barlow	—	—		7,690	$490,161	(2)
	—	—		1,886	$122,420	(3)

(1)	On August 2, 2016, Ms. Bayer exercised 8,250 stock options, with an exercise price of $20.88 per share, compared with a weighted average market value of $58.00 per share.

(2)	On March 1, 2016, RSAs vested at a closing market price of $63.74.

(3)	On April 1, 2016, RSAs vested at a closing market price of $64.91.
Nonqualified Deferred Compensation
Pursuant to the Company’s unfunded and non-qualified Amended and Restated Deferred Compensation Plan (2013) as amended to date, eligible participants can defer up to 100% of their base salary and 100% of their bonus so that it can grow on a tax deferred basis. The investment options available to an executive under the deferral program consist of approximately fifteen investment options representing a broad array of asset classes and spectrum of risk profiles.
The following table provides information for fiscal year 2016 for each named executive officer regarding such individual’s accounts in the Amended and Restated Deferred Compensation Plan (2013) as amended to date, as of the end of fiscal year 2016.
Non-Qualified Deferred Compensation for 2016

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Mario Molina	$—	$—	$165,449	$—	$5,286,431
John C. Molina	$—	$—	$50,025	$—	$455,007
Terry P. Bayer	$64,400	$—	$74,991	$—	$1,032,143
Joseph W. White	$—	$—	$1,377	$—	$13,113
Jeff D. Barlow	$43,554	$—	$8,395	$—	$103,657
Potential Payments Upon Change in Control or Termination
We have entered into certain employment and change in control agreements that will require the Company to provide compensation to all of our named executive officers in the event of a termination of employment or a change of control of the Company. Payment of severance benefits to the named executive officers is contingent upon the executive signing a release agreement waiving claims against the Company. As required by Internal Revenue Code Section 409A, applicable amounts will be paid six months after the executive’s separation from service.

Molina Healthcare, Inc. 2017 Proxy Statement | 42

Basis for Potential Payments—Annual Salary and Target Short-Term Bonus Opportunity
During fiscal year 2016, Dr. Molina’s annual salary was $1,170,000, with a target short-term bonus opportunity of up to 150% of his base salary; Mr. Molina’s annual salary was $878,000, with a target short-term bonus opportunity of up to 125% of his base salary; Ms. Bayer’s annual salary was $644,000, with a target short-term bonus opportunity of up to 100% of her base salary; Mr. White’s annual salary was $538,000, with a baseline target short-term bonus opportunity of up to 90% of his base salary; and Mr. Barlow’s annual salary was $525,000, with a target short-term bonus opportunity of up to 90% of his base salary.
Employment Agreements—Dr. Molina and Mr. Molina
Unless terminated, the employment agreements with each of Dr. Molina and Mr. Molina are automatically renewed on an annual basis. Such employment agreements provide that if the executive’s employment is terminated by the Company without cause or the executive resigns for good reason, the executive will be entitled to receive an amount equal to four times (4x) the executive’s base salary, the pro rata portion of the termination bonus for the year of termination based on the number of entire months of such year that have elapsed through the date of termination, full vesting of all unvested equity compensation, full vesting of all Section 401(k) employer contributions, and a cash payment of $65,000 for 18 months’ worth of continued health and welfare benefits. The termination bonus for Dr. Molina is an amount equal to one-and-a-half times (1.5x) his base salary and the termination bonus for Mr. Molina is an amount equal to one-and-one quarter times (1.25x) his base salary.
Additionally, the employment agreements with each of Dr. Molina and Mr. Molina provide for the employees’ continued employment for a period of two years following the occurrence of a change in control (as defined below). Under such agreements, each named executive officer’s terms and conditions of employment, including his rate of base salary, bonus opportunity, benefits, and title, position, duties, and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive’s employment is terminated by us without cause (as defined below) or is terminated by the executive for good reason (as defined below) within two years of a change in control, we will provide the executive as a severance payment with four times (4x) the executive’s base salary, the pro rata portion of the termination bonus for the year of termination based on the number of entire months of such years that have elapsed through the date of termination, accelerated vesting of all unvested equity compensation, full vesting of Section 401(k) employer contributions and a cash payment of $135,000 for three years’ worth of continued health and welfare benefits. The employment agreements with Dr. Molina and Mr. Molina were amended in March 2016 to eliminate any additional payments by the Company to the executive who incurs any excise taxes pursuant to the golden parachute provisions of the Internal Revenue Code in respect of the benefits and other payments provided under the agreement or otherwise on account of the change in control.
Employment and Change in Control Agreements—Ms. Bayer, Mr. White and Mr. Barlow
The employment agreements with each of Ms. Bayer, Mr. White, and Mr. Barlow continue until terminated by the Company, or the executive resigns. Such employment agreements provide that if the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive will be entitled to receive one year’s (1x) base salary, a prorated termination bonus for the year of the employment termination, a cash payment of $50,000 for health and welfare benefits, and accelerated vesting of all time-based equity compensation. The employment agreements provide for a termination bonus of 100% of such named executive base salary then in effect.
The employment agreements with such executives further provide that if termination occurs within one year following a change in control, the executives will receive all of the benefits such executives are entitled to receive under their change in control agreements with us. Under the change in control agreements with Ms. Bayer, Mr. White, and Mr. Barlow, if the executive’s employment is terminated by the Company without cause or is terminated by the executive for good reason within 12 months of a change in control, we will provide the executive with a severance payment equal to two times (2x) the executive’s annual base salary, plus a pro rata portion of the executive’s termination bonus for Ms. Bayer and Mr. White, and a pro rata portion of the executive’s target bonus for the year of termination for Mr. Barlow (50% of Ms. Bayer’s annual base salary, 40% of Mr. White’s annual base salary, and 90% of Mr. Barlow’s annual base salary, respectively), full vesting of all unvested equity compensation and 401(k) employer contributions, and a cash payment for all the Company’s group health benefits of $43,500 for Ms. Bayer and Mr. White, respectively, and $50,000 for Mr. Barlow.
Change in Control
A change in control generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets, or our approved dissolution or

Molina Healthcare, Inc. 2017 Proxy Statement | 43

liquidation. Cause is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment agreement. Good reason generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, a material relocation of the executive’s principal place of employment from his prior place of employment (as set forth in the agreements), or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.

Molina Healthcare, Inc. 2017 Proxy Statement | 44

Potential Payments upon Change in Control or Termination
The table below reflects the approximate amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment under the various listed scenarios including: voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, and involuntary for good reason termination following a change in control, disability, or death. The amounts shown assume that such termination was effective as of December 31, 2016, and exclude ordinary course amounts earned or benefits accrued as a result of prior service during the year. The named executive officers would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the “Nonqualified Deferred Compensation Table.” The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Name & Principal Position	Compensation Components	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in-Control) ($)	Disability ($)	Death ($)
Dr. J. Mario Molina	Cash Severance(1)	$—	$—	$6,435,000	$—	$6,435,000	$—	$—
President and Chief	Stock Awards	—	—	13,102,542	—	13,102,542	—	—
Executive Officer	Health Benefits	—	—	65,000	—	135,000	—	—
	Disability Income	—	—	—	—	—	2,409,600	—
	Life Insurance Benefits	—	—	—	—	—	—	750,000
	Total Value	$—	$—	$19,602,542	$—	$19,672,542	$2,409,600	$750,000
John C. Molina	Cash Severance(1)	$—	$—	$4,609,500		$4,609,500	$—	$—
Chief Financial Officer	Stock Awards	—	—	5,525,622	—	5,525,622		—
	Health Benefits	—	—	65,000	—	135,000	—	—
	Disability Income	—	—	—	—	—	4,825,500	—
	Life Insurance Benefits	—	—	—		—	—	750,000
	Total Value	$—	$—	$10,200,122	$—	$10,270,122	$4,825,500	$750,000
Terry P. Bayer	Cash Severance(1)	$—	$—	$1,288,000	$—	$1,610,000	$—	$—
Chief Operations Officer	Stock Awards	—	—	1,402,078	—	4,109,272	—	—
	Health Benefits	—	—	50,000	—	43,500	—	—
	Disability Income	—	—	—	—	—	180,000	—
	Life Insurance Benefits	—	—	—	—	—	—	750,000
	Total Value	$—	$—	$2,740,078	$—	$5,762,772	$180,000	$750,000
Joseph W. White	Cash Severance(1)	$—	$—	$1,076,000	$—	$1,291,200	$—	$—
Chief Accounting Officer	Stock Awards	—	—	1,092,416	—	3,255,600	—	—
	Health Benefits	—	—	50,000	—	43,500	—	—
	Disability Income	—	—	—	—	—	2,253,840	—
	Life Insurance Benefits	—	—	—	—	—	—	750,000
	Total Value	$—	$—	$2,218,416	$—	$4,590,300	$2,253,840	$750,000
Jeff D. Barlow	Cash Severance(1)	$—	$—	$1,050,000	$—	$1,522,500	$—	$—
Chief Legal Officer	Stock Awards	—	—	829,527	—	2,475,775	—	—
and Secretary	Health Benefits	—	—	50,000	—	50,000	—	—
	Disability Income	—	—	—	—	—	1,680,000	—
	Life Insurance Benefits	—	—	—	—	—	—	750,000
	Total Value	$—	$—	$1,929,527	$—	$4,048,275	$1,680,000	$750,000

(1)
The amounts in the table were computed based on the named executive officers’ salaries and target short-term bonus opportunity as of December 31, 2016. In February 2017, the compensation committee determined to increase the base salaries of the named executive officers from the 2016 levels. Dr. Molina’s fiscal year 2017 base salary was increased to $1,250,000, Mr. Molina’s fiscal year 2017 base salary was increased to $900,000, Ms. Bayer’s fiscal year 2017 base salary was increased to $700,000, Mr. White’s fiscal year 2017 base salary was increased to $600,000, and Mr. Barlow’s fiscal year 2017 base salary was increased to $550,000. The compensation committee further determined to leave unchanged the fiscal year 2017 target short-term bonus opportunities as a percent of salary for each of the named executive officers.

Molina Healthcare, Inc. 2017 Proxy Statement | 45

Fiscal Year 2017 Compensation
In February 2017, the compensation committee established the 2017 compensation for the named executive officers. The compensation committee consists of Mr. Schapiro (Chair), Mr. Fedak, Mr. Orlando, and Ms. Romney. Mr. Wolf served as the Chair and member of the compensation committee until April 26, 2016.
Executive Pay Study for 2017
To evaluate where the current compensation levels of the Company’s named executive officers stand in relation to the compensation levels of executives with the Company’s industry peers, in the second quarter of 2016 the compensation committee engaged Exequity, a compensation advisory services firm, to conduct a total compensation study with respect to the Company’s named executive officers. Exequity reports directly and exclusively to the compensation committee with respect to executive compensation matters.
In its 2017 study of the named executive officers’ compensation, Exequity used a 12-company peer group consisting of seven publicly traded managed care companies, three health care facilities, and two health care service companies, as follows:

1. Centene Corporation	7. Team Health Holdings, Inc.
2. Cigna Corporation	8. Tenet Healthcare Corporation
3. Community Health Systems, Inc.	9. Triple-S Management Corporation
4. DaVita HealthCare Partners Inc.	10. Universal American Corp.
5. Humana Inc.	11. Universal Health Services, Inc.
6. Magellan Health, Inc.	12. WellCare Health Plans, Inc.
Of the 12-company peer group used in the 2017 study, nine companies were used in the 2016 named executive officers executive compensation study that the former compensation consultant, Arthur J. Gallagher & Co. (formerly James F. Reda & Associates, a Division of Gallagher Benefit Services) had performed for the Company. Team Health Holdings, Inc., Triple-S Management Corporation, and Universal American Corp. were added to the 2017 study, and Laboratory Corporation of American Holdings, Quest Diagnostics Incorporated, LifePoint Hospitals, Inc., Kindred Healthcare, Inc., Catamaran Corporation, Health Net, Inc., Brookdale Senior Living Inc., and Omnicare, Inc. were not included in the 2017 study. Triple-S Management Corporation, Team Health Holdings, Inc., and Universal American Corp. were added to the peer group. Laboratory Corporation of American Holdings, Quest Diagnostics Incorporated, LifePoint Hospitals, Inc., Kindred Healthcare, Inc., Catamaran Corporation, Health Net, Inc., Brookdale Senior Living Inc., and Omnicare, Inc. were removed from the peer group. Industry type was a primary consideration in the development of the peer group. The new peer group places a greater emphasis on managed care companies than did previous peer groups. The market study concluded that the target total compensation for the Company’s named executive officers in the aggregate was positioned very close to the 75th percentile peer benchmarks.
We endeavor to pay our management team competitively within the marketplace in a manner that will ensure our ability to attract and retain high quality personnel that are properly motivated to increase profitability and shareholder value. To that end, total compensation opportunities for the Company’s executives are generally targeted between median and 75th percentile relative to appropriate peer executives, with actual compensation positioned closer to or even below median when performance is below target, and actual compensation positioned closer to or even above 75th percentile when performance is strong.
Fiscal Year 2017 Base Salaries
Based on peer group compensation levels and the considerations of compensation philosophy and approach as discussed above, the compensation committee determined that the named executive officers’ base salaries for 2017 shall be increased from the 2016 levels, while the long-term incentives granted in 2017 shall be materially decreased. The 2017 and 2016 base salaries for the named executive officers, as well as the changes in such base salaries from the 2016 to the 2017 levels, are reflected in the table below.

Molina Healthcare, Inc. 2017 Proxy Statement | 46

	Base Salary
Officer	2017	2016	Change ($)	Change (%)
Dr. J. Mario Molina, Chief Executive Officer	$1,250,000	$1,170,000	$80,000	6.40%
John C. Molina, Chief Financial Officer	$900,000	$878,000	$22,000	2.44%
Terry P. Bayer, Chief Operating Officer	$700,000	$644,000	$56,000	8.00%
Joseph W. White, Chief Accounting Officer	$600,000	$538,000	$62,000	10.33%
Jeff D. Barlow, Chief Legal Officer	$550,000	$525,000	$25,000	4.55%
Fiscal Year 2017 Short-Term Performance-Based Cash Bonus Awards.
In February 2017, the compensation committee established short-term cash bonus opportunity levels and measures for the chief executive officer, chief financial officer, chief operating officer, chief accounting officer, and the chief legal officer. The compensation committee decided that the target cash bonus opportunity levels as a percent of base salary for the named executive officers for fiscal year 2017 shall remain unchanged from their 2016 levels: Dr. Molina’s target bonus opportunity shall be 150% of his base salary; Mr. Molina’s target bonus opportunity shall be 125% of his base salary; Ms. Bayer’s target bonus opportunity shall be 100% of her base salary; Mr. White’s target bonus opportunity shall be 90% of his base salary; and Mr. Barlow’s target bonus opportunity shall be 90% of his base salary.
The bonus performance measures of each of the named executive officers shall be based 65% on a fiscal year 2017 net income metric, and 35% on the discretion of the Compensation Committee, as follows:

•
65% of the bonus opportunity shall be based on the Company’s net income achievement for its 2017 fiscal year. The fiscal year 2017 net income bonus shall be based on the entry level achievement of at least $84 million in net income. The achievement of $84 million in net income in 2017 shall trigger the payout in cash of this bonus element at the 50% level; achievement of $120 million shall trigger payout at the 100% level; and achievement of $156 million shall trigger maximum payout at the 200% level. Under all circumstances payout shall be capped at the 200% level. The actual cash bonus payout amounts for achievement within the specified points along the net income range shall be interpolated linearly between the specified points.

•
35% of the bonus opportunity shall be subject to the discretion of the Compensation Committee, and shall be based upon the consideration by the Committee of a wide variety of factors, including, for purposes of illustration (but not limited to), such factors as: (1) completing the organizational development effort and filling key executive roles; (2) developing a long-term strategic plan for Medicare and Direct Delivery; (3) increasing quality revenues from the state health plans; (4) improving our claims payment metrics and overall claims systems; (5) improving our Star metrics; and miscellaneous other factors as may be identified by the Compensation Committee in the exercise of its discretion. As with the net income metric, payment of the discretionary bonus shall be capped at the 200% level.

•	The cap on the 2017 short-term bonus opportunity payout represents a material change from the 2016 short-term bonus structure pursuant to which the 2016 short-term bonus was not subject to a cap.

•
The 65% net income bonus metric and the 35% discretionary bonus shall be determined and paid independently. Entry level achievement of the net income metric shall not serve as a condition for any partial or full payment of the discretionary bonus.

Molina Healthcare, Inc. 2017 Proxy Statement | 47

The following table sets forth the fiscal year 2017 base salary levels, along with the two bonus elements for the Company’s chief executive officer, chief financial officer, chief operating officer, chief accounting officer, and chief legal officer:

Executive Officer	Base Salary	Target Bonus Opportunity (% of Base Salary)	Target Net Income Bonus Opportunity (65% of Target Bonus Opportunity)	Discretionary Bonus Opportunity (35% of Target Bonus Opportunity)
Dr. J. Mario Molina
Chief Executive Officer	$1,250,000	150%	$1,218,750	$656,250
John Molina
Chief Financial Officer	$900,000	125%	$731,250	$393,750
Terry Bayer
Chief Operating Officer	$700,000	100%	$455,000	$245,000
Joseph W. White
Chief Accounting Officer	$600,000	90%	$351,000	$189,000
Jeff D. Barlow
Chief Legal Officer	$550,000	90%	$321,750	$173,250
Fiscal Year 2017 Long-Term Equity-Based Incentive Compensation Awards.
Effective as of March 1, 2017, the named executive officers were granted long-term incentive awards in the form of performance stock units (PSUs) and restricted stock, in the following amounts, with the actual PSUs and share numbers being determined by using the closing price of the Company’s common stock as of that same March 1, 2017 grant date of $49.40.  The dollar amounts for the 2017 long-term incentive awards were materially reduced from their 2016 levels, which levels, except for that of Dr. Molina, were well above the 75th percentile in the peer group. The 2017 awards have been set slightly above the median, with the exception of Dr. Molina, whose level is near the median.

	2017 Equity Compensation
Officer	Amount ($)	Total PSUs & Shares (#)
Dr. J. Mario Molina, Chief Executive Officer	$8,000,000	161,944
John Molina, Chief Financial Officer	$2,750,000	55,669
Terry Bayer, Chief Operating Officer	$2,200,000	44,536
Joseph White, Chief Accounting Officer	$1,900,000	38,463
Jeff Barlow, Chief Legal Officer	$1,300,000	26,317
Given that the cash compensation opportunity as described above was increased, the long-term equity compensation awards were reduced substantially from their 2016 levels. The Compensation Committee agreed that 64% of the long-term incentive award shall be in the form of PSUs. 44% of the total long-term incentive award is tied to net profit margin for each of the years 2017 through 2019, and 20% is tied to certain expansion metrics from 2017 through 2019. The grants of the PSUs were conditioned on the approval of the proposal in the 2017 proxy statement to amend and restate Molina Healthcare, Inc.’s 2011 Equity Incentive Plan. The balance of 36% of the total long-term incentive award consisted of time-vested restricted stock awards, vesting in equal thirds over three years. A detailed schedule of the equity awards granted to each of the named executive officers is set forth in the table below.

Molina Healthcare, Inc. 2017 Proxy Statement | 48

			Performance Stock Units
Name	Restricted Stock Awards Total (#)	Restricted Stock Awards Total ($)	2017 Metric (2017 Net Profit Margin) (#)	2018 Metric (2018 Net Profit Margin) (#)	2019 Metric (2019 Net Profit Margin) (#)	2017-2019 Metric (Strategic Acquisitions/RFP/Medicare Enrollment Growth) (#)	Performance Stock Units Total (#)	Performance Stock Units Total ($)
J. Mario Molina	58,300	$2,880,000	24,292	24,292	22,672	32,388	103,644	$5,120,000
John C. Molina	20,041	$990,000	8,350	8,350	7,794	11,134	35,628	$1,760,000
Terry P. Bayer	16,033	$792,000	6,680	6,680	6,235	8,908	28,503	$1,408,000
Joseph W. White	13,847	$684,000	5,769	5,769	5,385	7,693	24,616	$1,216,000
Jeff D. Barlow	9,474	$468,000	3,948	3,948	3,684	5,263	16,843	$832,000
The following graph presents the 2017 long-term incentive awards (PSUs and restricted stock) granted to our named executive officers, by metric.
The 64% element of the long-term incentive awards consisting of PSUs was further broken down and allocated into four separate elements, as follows: (1) a 15% element for a 2017 PSU metric related to net profit margin; (2) 15% element for a 2018 PSU metric related to net profit margin; (3) a 14% element for a 2019 PSU metric related to net profit margin; and (4) a 20% element for a multi-part metric in any of 2017, 2018, or 2019 related to the growth of the Company. Each of these four elements is further described immediately below.
2017 Performance Units Compensation Metrics. The first 15% PSU element shall be related to the achievement of net profit margin in fiscal year 2017 of at least 0.5%. The entry point for the metric shall be at 0.5% net profit margin; target achievement shall be at 0.75% net profit margin; and full achievement shall be at 1.0% net profit margin. Achievement of the entry point shall result in 50% vesting of the PSUs subject to this metric; target achievement shall result in 100% vesting of the PSUs; and full achievement shall result in 200% vesting of the PSU grant. Intermediate achievement within the range shall result in the vesting of that number of PSUs as is proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. If the metric is achieved to any degree, the PSUs shall vest on March 1, 2018.
2018 Performance Units Compensation Metrics. The second 15% PSU element as described above shall be related to the achievement of net profit margin in fiscal year 2018 of at least 1.0%. The entry point for the metric shall be at 1.0% net profit margin; target achievement shall be at 1.25% net profit margin; and full achievement shall be at 1.5% net profit margin. Achievement of the entry point shall result in 50% vesting of the PSUs subject to this metric; target achievement shall result in 100% vesting of the PSUs; and full achievement shall result in 200% vesting of the PSU grant. Intermediate achievement within the range shall result in the vesting of that number of PSUs as is proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. If the metric is achieved to any degree, the PSUs shall vest on March 1, 2019.

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2019 Performance Units Compensation Metrics. The third 14% PSU element shall be related to the achievement of net profit margin in fiscal year 2019 of at least 1.5%. The entry point for the metric shall be at 1.5% net profit margin; target achievement shall be at 1.75% net profit margin; and full achievement shall be at 2.0% net profit margin. Achievement of the entry point shall result in 50% vesting of the PSUs subject to this metric; target achievement shall result in 100% vesting of the PSUs; and full achievement shall result in 200% vesting of the PSU grant. Intermediate achievement within the range shall result in the vesting of that number of PSUs as is proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. If the metric is achieved to any degree, the PSUs shall vest on March 1, 2020.
2017-2019 Performance Units Compensation Metrics. The final 20% of the total 64% PSU number as described above shall be conditioned upon the Company’s closing on a Board-approved acquisition in a new state, winning an RFP in a new state (including winning an RFP for Molina Medicaid Solutions, or winning an RFP for a new Medicaid product line in an existing state), or achieving a 10% year-over-year annual growth in Medicare enrollment (including enrollees in Medicare-Medicaid duals programs).  However, the next two expansion achievements from and after March 1, 2017 shall be subject to the expansion targets previously identified as target metrics in the 2016 compensation cycle (meaning the second and third such achievements after the Today’s Options of New York, Inc. acquisition, which represented the first such achievement; thus, this metric shall first be triggered with the fourth such achievement after 2016).  SNP or Marketplace/Exchange entry, or a capabilities-based acquisition, do not count towards satisfaction of this performance metric. In the event the Company achieves this metric in fiscal years 2017, 2018, or 2019, upon the first such achievement (meaning the fourth such achievement after 2016), 50% of the PSUs subject to this metric shall vest. Upon the second such achievement (meaning the fifth such achievement after 2016), 100% of the PSUs subject to this metric shall vest.  Upon the third such achievement (meaning the sixth such achievement after 2016), 200% of the PSUs subject to this metric shall vest.  All PSU awards shall be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein. Partial vesting of this PSU award may be made on March 1st  of each of 2018, 2019, or 2020, as applicable, following the relevant level of achievement, whether entry, target, or full. No PSUs subject to this metric shall vest sooner than March 1, 2018.
Time Vested Equity Compensation. As described above, 36% of the long-term incentive awards were granted as shares of restricted stock subject to time vesting. These shares of restricted stock were granted on March 1, 2017, and shall vest in one-third increments over three years, on each of March 1, 2018, March 1, 2019, and March 1, 2020. The number of time-vested shares were fixed as of the date of determination of March 1, 2017, and are not subject to increase to the 200% level as with the PSUs.
Compensation Committee Interlocks and Insider Participation
The persons listed on page 20 were the members of the compensation committee during 2016. No member of the compensation committee was a part of a “compensation committee interlock” during 2016 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the compensation committee had any material interest in a transaction with Molina Healthcare. Except for Dr. J. Mario Molina and Mr. John C. Molina, no director is a current or former employee of Molina Healthcare or any of its subsidiaries.

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Audit Committee Report
The audit committee (“committee”) operates under a charter that specifies the scope of the committee’s responsibilities and how it carries out those responsibilities.
The Board of Directors has determined that all three members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations.
Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent auditors”), is responsible for performing the integrated independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures. The committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.
The committee’s meetings facilitate communication among the members of the committee, management, the internal auditors, and the Company’s independent auditors. The committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls. The committee also discussed with the Company’s independent auditors all communications required by generally accepted auditing standards.
The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016 with management, the internal auditors, and the Company’s independent auditors.
The committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence, and satisfied itself as to the auditors’ independence.
The committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.
Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the committee charter, the committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (“Annual Report”) for filing with the SEC.

Audit Committee
Steven J. Orlando, CPA (inactive), Chair
Daniel Cooperman
Charles Z. Fedak, CPA, MBA
March 8, 2017

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Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP served as our independent registered public accountant during 2016 and 2015. Fees earned by Ernst & Young LLP for years ended December 31, 2016 and 2015 were as follows:

	December 31,
	2016	2015
Audit Fees(1)
Integrated audit of the financial statements and internal control over financial reporting (including audits of subsidiaries)	$4,358,300	$3,506,000
Quarterly reviews	256,000	225,000
Audit work relating to debt and equity offerings, including registration statements	385,000	295,000
Accounting consultation	90,000	70,000
Total audit fees	5,089,300	4,096,000
Audit-Related Fees(2)
State agreed-upon procedures report and audit work paper review	103,000	80,000
Service Organization Control (“SOC”) 1 audits	636,000	490,000
Total audit-related fees	739,000	570,000
Tax Fees(2)
Federal and state hiring incentives	55,493	14,958
Routine on-call advisory services	39,416	95,146
Tax advisory services	18,940	—
Total tax fees	113,849	110,104
Total Fees	$5,942,149	$4,776,104

(1)	Includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.

(2)	Includes fees for services rendered from January through December of the fiscal year, notwithstanding when the fees were billed.
The audit committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the independent registered public accountant’s independence.
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided, and is also generally subject to a maximum dollar amount. The audit committee has also delegated to the chairman of the audit committee the authority to approve audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee. All audit-related fees and tax fees for 2016 and 2015 were pre-approved by the audit committee or the audit committee chairman.

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Related Party Transactions
The Board has adopted a policy regarding the review, approval, and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). Such related persons are required to promptly and fully disclose to the Company’s chief legal officer all financial, social, ethical, personal, legal, or other potential conflicts of interest involving the Company. The chief legal officer shall confer as necessary with the lead independent director and/or with the Company’s corporate governance and nominating committee regarding the facts of the matter and the appropriate resolution of any conflict of interest situation in the best interests of the Company, including potential removal of the related person from a position of decision-making or operational authority with respect to the conflict situation, or other more significant steps depending upon the nature of the conflict.
Joseph M. Molina, M.D., Professional Corporations
The Company’s wholly owned subsidiary, Molina Medical Management, Inc. (formerly American Family Care, Inc.) (“MMM”), provides non-clinical administrative services to the Molina primary care clinics. In 2012, MMM entered into services agreements with the Joseph M. Molina, M.D. Professional Corporations (“JMMPC”). JMMPC was created to further advance the Company’s direct delivery line of business, while at the same time satisfying requirements associated with the corporate practice of medicine doctrine. Its sole shareholder is Dr. J. Mario Molina, the Company’s chairman of the Board, president, and chief executive officer. Dr. J. Mario Molina is paid no salary and receives no dividends or remuneration of any kind in connection with his ownership of, or services provided to, JMMPC.
The Company’s California, Florida, New Mexico, Utah, and Washington health plans have entered into primary care capitation agreements with JMMPC. These agreements also direct the Company’s health plans to fund JMMPC’s operating deficits, or receive JMMPC’s operating surpluses, such that JMMPC will derive no profit or loss. Because the MMM services agreements described above mitigate the likelihood of significant operating deficits or surpluses, such amounts either paid to JMMPC or received by the health plans are generally insignificant.
The Company has determined that JMMPC is a variable interest entity, or VIE, and that the Company is its primary beneficiary. The Company has reached this conclusion under the power and benefits criterion model according to U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company has the power to direct the activities (excluding clinical decisions) that most significantly affect JMMPC’s economic performance, and the obligation to absorb losses or right to receive benefits that are potentially significant to the VIE, under the services and affiliation agreements described above. Because the Company is its primary beneficiary, it has consolidated JMMPC. JMMPC’s assets may be used to settle only JMMPC’s obligations, and JMMPC’s creditors have no recourse to the general credit of the Company. As of December 31, 2016, JMMPC had total assets of $18 million, and total liabilities of $18 million. As of December 31, 2015, JMMPC had total assets of $17 million, and total liabilities of $17 million.
The Company’s maximum exposure to loss as a result of its involvement with JMMPC is generally limited to the amounts needed to fund JMMPC’s ongoing payroll and physician employee benefits. Additionally, in connection with specialty referral services provided by JMMPC beginning in 2014, its exposure to loss includes medical care costs associated with such services. The Company believes that such loss exposure will be immaterial to its consolidated operating results and cash flows for the foreseeable future.
During 2016, the Company’s health plans paid $122 million to JMMPC under the terms of the affiliation agreement, and JMMPC paid MMM $55 million under the terms of the services agreements. The $67 million difference was expended on physician salaries, medical malpractice insurance, travel expenses, and medical care costs.
Pacific Healthcare IPA
The Company’s California health plan has entered into a provider agreement with Pacific Healthcare IPA (“Pacific”), an independent practice association, in the Los Angeles, California region. Pacific is 50% owned by the brother-in-law of Dr. J. Mario Molina and Mr. Molina. Under the terms of this provider agreement, the California health plan paid Pacific approximately $469,000 in 2016 and approximately $635,000 in 2015 for medical care provided to health plan members. The rates paid to Pacific are the same as those paid to other independent practice associations in the same region.

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Proposal 2 - Advisory Vote on the Compensation of our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or simply the Dodd-Frank Act, requires that public companies give their stockholders the opportunity to vote on say-on-pay proposals. The SEC adopted rules to implement the provisions of the Dodd-Frank Act relating to stockholder votes on executive compensation (including say-on-pay and say-when-on-pay proposals). At our 2011 annual meeting of stockholders, our stockholders approved, on an advisory basis, the conducting of an advisory vote on the compensation of our named executive officers every three years. Our stockholders last approved, on an advisory basis, the Company’s executive compensation in 2014. Thus, pursuant to Section 14A of the Securities of 1934, as amended, we are again holding in 2017 an advisory vote on the Company’s executive compensation, as described in this proxy statement.
You are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our stockholders the opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables, and narrative discussion, is hereby APPROVED.”
We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis section.
As discussed at length in the CD&A, we believe that our executive compensation program is reasonable, competitive, and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of the Company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the compensation program for our named executive officers is appropriate and aligned with the Company’s financial results and position for growth in future years.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

✓
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF MOLINA HEALTHCARE’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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Proposal 3 - Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of our Named Executive Officers
You are voting on a proposal, commonly known as a “say-when-on-pay” proposal, which gives our stockholders the opportunity to advise our Board of Directors how often we should conduct an advisory stockholder vote on the compensation of our named executive officers through the following resolution:
“RESOLVED, that a non-binding advisory vote of Molina Healthcare’s stockholders to approve the compensation of Molina Healthcare’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and narrative discussion, shall be held at an annual meeting of stockholders, beginning with the 2017 Annual Meeting of Stockholders, (i) every year, (ii) every two years, or (iii) every three years.”
The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every two years, or every three years. You may also abstain from voting on this item. With respect to this proposal, the frequency of the advisory vote on executive compensation, the alternative receiving the greatest number of votes - every year, every two years, or every three years - will be the frequency that stockholders approve. You are not voting to approve or disapprove the Board’s recommendation on this item.
After due consideration, our Board recommends that the stockholders vote in favor of conducting the say-on-pay advisory vote every one year. Our Board has reviewed the evolution of say-on-pay and say-when-on-pay proposals and has carefully studied the alternatives to determine the approach that will best serve the Company and our stockholders. In formulating its recommendation, the Board considered that the Company’s executive compensation policies are designed to promote a long-term connection between pay and performance and concluded that an advisory vote every year will allow our stockholders to provide direct input on the Company’s long-term compensation philosophy, policies, and practices. The Board’s decision was based further on the premise that this recommendation could be modified in the future if it becomes apparent that a vote every one year is not meaningful or a less frequent vote is recommended by best corporate governance practices.
Because your vote is advisory, it will not be binding upon the Board. However, our Board values the opinions of our stockholders and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate.

✓
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO CONDUCT AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE YEAR BEGINNING WITH THE 2017 ANNUAL MEETING OF STOCKHOLDERS.

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Proposal 4 - Approval of the Amendment and Restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and Re-approve the Material Terms of the Performance Goals for Section 162(m)(1) Awards Under the Equity Incentive Plan
At the annual meeting, the stockholders will be asked to approve an amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) to be made effective as of January 1, 2017, a copy of which is included herewith as Appendix A. Approval of the amended and restated Equity Incentive Plan will also serve to re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan, which were last approved by the stockholders at the 2011 annual meeting in connection with adoption of the Equity Incentive Plan.
Purpose of Amendment
The compensation committee (the “Committee”) adopted the amendment and restatement of the Equity Incentive Plan on February 21, 2017, subject to and effective upon its approval by our stockholders. Awards of performance units granted to our named executive officers in 2017 are conditioned on approval of the amendment and restatement of the Equity Incentive Plan by our stockholders.
The amendment and restatement of the Equity Incentive Plan has two purposes. First, it provides an annual dollar limit on the value of awards that may be granted to non-employee directors in any fiscal year. Second, it expands the performance measures on which performance goals covering performance awards may be based to include measures tied to quality and service.
As amended, the Equity Incentive Plan limits the value of awards granted to any non-employee director in any fiscal year to $330,000 as of the date of grant. The amendment also provides an aggregate limit on the value of awards to all non-employee directors in any fiscal year to $3,330,000 as of the date of grant.
Prior to the amendment and restatement, the Equity Incentive Plan based performance awards on one or more measures of business or financial performance. As amended, the Equity Incentive Plan may now take into account additional performance measures related to quality and service, and such other performance measures as are generally used in the Company’s industry. These include:

•	recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation;

•	objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures;

•	objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and

•	Medicare Star Ratings.
Code Section 162(m) Considerations
Under Section 162(m)(1) of the Internal Revenue Code (the “Code”), the Company cannot deduct certain compensation in excess of $1 million paid for any fiscal year to the Company’s chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) as of the end of the fiscal year. Certain compensation, however, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the potential performance goals or business criteria upon which the performance goals are based, are disclosed to, and re-approved by, the stockholders at least every five years and certain other requirements are satisfied.

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However, in 2010, the Affordable Care Act, or ACA, amended the Code, in part, by adding Section 162(m)(6), which currently limits the amount that covered health insurance providers such as the Company may deduct in any taxable year for compensation to any employee in excess of $500,000. This legislation did not create any exceptions for performance-based compensation. Final regulations published on September 23, 2014, which provided for a transition period under certain parameters, have had the effect of allowing the Company to claim performance-based compensation deductions through its fiscal year 2015. However, commencing with the Company’s fiscal year 2016, the compensation limitation pursuant to Section 162(m)(6) as amended by the ACA has applied to the Company and the Company is not able to deduct compensation to its executive officers (or any other employees) in excess of $500,000.
The U.S. President and the Republican-led Congress have proposed legislation that would terminate the compensation limitation imposed by Section 162(m)(6) effective December 31, 2017. Consequently, we are taking steps now to position the Company for the potential termination of Code Section 162(m)(6), which could allow the Company to take deductions for compensation in excess of $1 million, if the performance-based compensation exception under Code Section 162(m)(1) once again applies.
If the Company's stockholders approve the amendment and restatement of the Equity Incentive Plan, the Company expects to continue to utilize the plan for equity-based incentive awards to executive officers.
Background. Our Board of Directors believes that a well-designed incentive compensation plan for our executive officers is a significant factor in improving our operating and financial performance, thereby enhancing stockholder value. Section 162(m)(1) of the Code limits to $1 million annually the federal income tax deduction that public corporations may claim for compensation paid to any of their chief executive officer and each of the three other most highly compensated executive officers, other than the chief financial officer, who are employed as of the end of the year, except in certain limited circumstances. One such exception is for compensation based solely on the attainment of one or more objective performance criteria that are established by an independent compensation committee generally within 90 days of the beginning of a performance period and approved by stockholders. The Equity Incentive Plan is intended to comply with this Code Section 162(m)(1) exclusion for performance-based compensation and is being submitted to stockholders for re-approval in order to allow for the deductibility of compensation paid under the Equity Incentive Plan if Section 162(m)(6) is repealed and certain other requirements are satisfied.
Purpose of the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to help the Company attract and retain executive officers of outstanding ability and to motivate such persons to exert their greatest efforts on behalf of the Company and its subsidiaries by providing incentives directly linked to the measures of the financial success and performance of the Company and its business. The Equity Incentive Plan provides for the awarding of various equity-based incentive awards to certain corporate officers or other key employees of the Company and its subsidiaries subject to the attainment of certain objective performance criteria. The Equity Incentive Plan authorizes the Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards, and deferred compensation awards. Under the Equity Incentive Plan, we are authorized to issue up to 4,500,000 shares of which 2,012,855 shares remain as of March 9, 2017.
Vote Required for Approval. The persons designated in the enclosed proxy will vote your shares for the approval of the amendment and restatement of the Equity Incentive Plan and the re-approval of the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan unless you include instructions to the contrary. The affirmative vote of a majority of the shares of common stock represented and voted at the annual meeting is required to approve the amendment and restatement of the Equity Incentive Plan and to re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan.
If stockholders do not re-approve the performance goals under the Equity Incentive Plan, the Equity Incentive Plan will not be available for future grants of performance-based awards and we may not be entitled to a tax deduction for some or all of the compensation paid to our chief executive officer and our other most highly compensated executive officers.
Summary of the Equity Incentive Plan
The following description of certain features of the Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Incentive Plan, which is attached hereto as

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Appendix A. If there is any discrepancy between this summary and the Equity Incentive Plan, the terms of the Equity Incentive Plan shall control.
General. The purpose of the Equity Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.
If any award granted under the Equity Incentive Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Equity Incentive Plan. Shares will not be treated as having been issued under the Equity Incentive Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Equity Incentive Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the Equity Incentive Plan will be reduced by the gross number of shares for which the award is exercised.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the Equity Incentive Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Committee also has the discretion under the Equity Incentive Plan to adjust other terms of outstanding awards as it deems appropriate.
Maximum Award. Subject to adjustment as provided in Section 4.2 of the Equity Incentive Plan for certain adjustments for changes in capital structure, no employee shall be granted within any fiscal year of the Company one or more awards intended to qualify for treatment as performance-based compensation which in the aggregate are for more than seven hundred and fifty thousand (750,000) shares.
Administration. The Equity Incentive Plan is administered by the Committee, which is made up of non-employee directors. The Committee has full discretionary authority to administer and interpret the Equity Incentive Plan. The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the Committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and is also an “outside director” as defined by Section 162(m) of the Code.
Prohibition of Option and SAR Repricing. The Equity Incentive Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility. Individuals eligible to participate in the Equity Incentive Plan include our employees, directors and consultants, as selected to participate by the Committee with respect to the relevant performance period. Since the determination of eligibility by the Committee may vary from time to time, the number of our officers and key employees who will participate in the Equity Incentive Plan in the future and the amount of such Incentive Plan awards are not presently determinable. In 2016 all five named executive officers and key employees holding positions of vice presidents and above were eligible to receive certain compensation based on performance goals set forth in the Equity Incentive Plan. The performance periods under the Equity Incentive Plan will generally range

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from one year to three years. Prior to the 90th day of each fiscal year, or prior to the date on which 25% of the performance period has lapsed, the Committee will determine the identity of the covered employees who will receive performance awards under the Equity Incentive Plan, the performance goals and performance award formula for that period.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.
The Equity Incentive Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Equity Incentive Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the Equity Incentive Plan).
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Equity Incentive Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

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Restricted Stock Awards. The Committee may grant restricted stock awards under the Equity Incentive Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.
Restricted Stock Units. The Committee may grant restricted stock units under the Equity Incentive Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction; recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation; objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures; objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and Medicare Star Ratings.
The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures

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will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.
Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares of to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.
Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Equity Incentive Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Deferred Compensation Awards. The Equity Incentive Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine the basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the Equity Incentive Plan.
Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the Equity Incentive Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the Equity Incentive Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

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If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The Equity Incentive Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.
Awards Subject to Section 409A of the Code. Certain awards granted under the Equity Incentive Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the Equity Incentive Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the Equity Incentive Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment and Termination. Subject to certain exceptions, the Equity Incentive Plan may be amended, suspended, or terminated by the Committee at any time, except that if any such amendment would require stockholder approval to maintain the qualification of awards under the Equity Incentive Plan as performance-based compensation under Section 162(m) of the Code, stockholder approval will be required. Without the approval of the Company’s stockholders there shall be (a) no increase in the maximum aggregate number of shares of stock that may be issued under the Equity Incentive Plan (except by operation of the provisions of Section 4.2 of the Equity Incentive Plan), (b) no change in the class of persons eligible to receive incentive stock options, and (c) no other amendment of the Equity Incentive Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the stock may then be listed or quoted.
Effective Date of Plan. The Equity Incentive Plan became effective as of April 27, 2011, and will continue until terminated by the Company’s Board or the Committee, provided, however, that all awards under the Equity Incentive Plan must be granted, if at all, within ten (10) years from the effective date of the Equity Incentive Plan.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Equity Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

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In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MOLINA HEALTHCARE, INC. 2011 EQUITY INCENTIVE PLAN AND TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR SECTION 162(M)(1) AWARDS UNDER THE EQUITY INCENTIVE PLAN.

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Proposal 5 - Ratification of the Appointment of Independent Registered Public Accounting Firm
Appointment
The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2016. The audit committee has selected Ernst & Young LLP to continue in that capacity for 2017 and is submitting this matter to our stockholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by our stockholders, the audit committee reserves the right to replace our independent registered public accounting firm at any time.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the forms. Purchases and sales of our equity securities by such persons are published on our website at www.molinahealthcare.com. Based on our review of the copies of such reports, on our involvement in assisting our reporting persons with such filings, and on written representations from our reporting persons, we believe that, during 2016, each of our officers, directors, and greater than 10% stockholders complied with all such filing requirements on a timely basis.
As a practical matter, the Company’s assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Management
The following table shows the beneficial ownership of Molina Healthcare common stock by our directors, named executive officers, and directors and executive officers as a group, as of March 9, 2017. Percentage ownership calculations are based on 57,028,614 shares outstanding as of March 9, 2017.

Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Directors and Executive Officers:
J. Mario Molina(2)	1,637,436	2.87%
John C. Molina(3)	1,326,410	2.33%
Terry Bayer	131,909	*
Joseph W. White	86,876	*
Jeff D. Barlow	60,721	*
Garrey E. Carruthers	8,365	*
Daniel Cooperman(4)	33,328	*
Charles Z. Fedak	29,110	*
Frank E. Murray	14,010	*
Steven J. Orlando(5)	29,335	*
Ronna E. Romney	21,605	*
Richard M. Schapiro	7,186	*
Dale B. Wolf(6)	32,085	*
All executive officers and directors as a group (16 persons)**	3,536,033	6.20%

*	Denotes less than 1%

**	Includes all Section 16 reporting persons.

(1)
As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days after March 9, 2017. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each of the named stockholders is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.

(2)
Consists of 469,184 shares owned by the J. Marion Molina Separate Property Trust, of which Dr. Molina is the sole trustee; 200,000 shares owned JMM GRAT 716/3, of which Dr. Molina is the beneficiary; 369,300 shares owned by the M/T Molina Family Trust, of which Dr. Molina and his spouse are trustees and beneficiaries; 25,082 shares owned by JMM GRAT 1208/5, of which Dr. Molina is the beneficiary; 65,282 shares owned by JMB GRAT 1209/4 for the benefit of Josephine M. Battiste, of which Dr. Molina is sole trustee; 137,972 shares owned by JMM GRAT 911/4, of which Dr. Molina is the beneficiary; 122,956 shares owned by Dr. Molina’s spouse, Therese A. Molina, as Trustee of the MM GRAT 915/3; 1,362 shares owned by Dr. Molina’s spouse, Therese A. Molina, Trustee of the Remainder Trust for David M.F. Molina dated 12/3/2008; 1,362 shares owned by Dr. Molina’s spouse, Therese A. Molina, Trustee of the Remainder Trust for Mary Clare F. Molina dated 12/3/2008; 1,361 shares owned by Dr. Molina’s spouse, Therese A. Molina, Trustee of the Remainder Trust for Carly F. Fox dated 12/3/2008; 1,361 shares owned by Dr. Molina’s spouse, Therese A. Molina, Trustee of the Remainder Trust for Colleen A.F. Fox dated 12/3/2008; 83,087 shares owned by Dr. Molina, as trustee of the Julius Avery Battiste Trust IV; 83,087 shares owned by Dr. Molina, as trustee of the Katherine Rose Battiste Trust IV; 18,920 shares are owned by Dr. Molina, as trustee of the David M.F. Molina Trust No. 2 dated 5/14/2003; 18,920 shares are owned by Dr. Molina, as trustee of the Mary Clare F. Molina Trust No. 2 dated 5/14/2003; 18,920 shares are owned by Dr. Molina, as trustee of the Colleen A.F. Fox Trust No. 2 dated 5/14/2003; and 19,280 shares are owned by Dr. Molina, as trustee of the Carley A.F. Fox Trust No. 2 dated 5/14/2003.

(3)
Consists of 693,182 shares owned by Mr. Molina; 11,154 shares owned by Mr. Molina and his spouse as community property; 622,074 shares owned by the John C. Molina Separate Property Trust, of which Mr. Molina is the trustee and beneficiary.

(4)	Consists of: 18,328 shares and 15,000 options.

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(5)	Consists of: 27,835 shares held by Orlando Family Trust and 1,500 shares held by Mr. Orlando’s 401(k) plan.

(6)	Consists of: 17,085 shares and 15,000 options.
Security Ownership of Principal Stockholders
The following table sets forth the common shares beneficially owned as of March 9, 2017 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 57,028,614 common shares outstanding as of March 9, 2017.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Other Principal Stockholders:
The Vanguard Group(1)	3,382,935	5.93%
Capital World Investors(2)	5,511,000	9.66%
BlackRock, Inc.(3)	4,366,711	7.66%
William Dentino(4)	9,926,425	17.41%
Curtis Pedersen(5)	9,877,956	17.32%
Molina Marital Trust(6)	3,489,292	6.12%
Mary R. Molina Living Trust(6)	4,090,360	7.17%

(1)	Based on the Schedule 13G/A filed by such stockholder on February 10, 2017. Such stockholder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)	Based on the Schedule 13G/A filed by such stockholder on February 13, 2017. Such stockholder’s address is 333 South Hope Street, Los Angeles, California 90071.

(3)	Based on the Schedule 13G/A filed by such stockholder on January 25, 2017. Such stockholder’s address is 55 East 52nd Street, New York, New York 10055.

(4)
Consists of 1,496 shares held by Mr. Dentino; 3,717,550 shares owned by the Mary R. Molina Living Trust, of which Mr. Dentino and Curtis Pedersen are co-trustees; 4,090,360 shares owned by the Molina Marital Trust, of which Mr. Dentino and Mr. Pedersen are co-trustees; 2,100,920 shares owned by various Molina family trusts with respect to which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power; and 16,099 shares owned by the Estate of Mary R. Molina, of which Mr. Dentino is executor Mr. Dentino provided legal services to various Molina family members and entities in which they have interests. His address is 3500 Douglas Blvd., Suite 160, Roseville, California 95661.

(5)
Consists of 300 shares owned by Mr. Pedersen and his spouse as community property; 3,717,550 shares owned by the Mary R. Molina Living Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees; 4,090,360 shares owned by the Molina Marital Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees; and 2,100,920 shares owned by various Molina family trusts with respect to which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power. Mr. Pedersen is the uncle of J. Mario Molina, M.D., John C. Molina, J.D. and M. Martha Bernadett, M.D. The address of Mr. Pedersen is 6218 East 6th Street, Long Beach, California 90803.

(6)
Messrs. Dentino and Pedersen are co-trustees with shared voting and investment power, and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt, and Josephine M. Molina are the beneficiaries. The address of this stockholder is 3500 Douglas Blvd., Suite 160, Roseville, California 95661.

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Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2016)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	90,000 (1)	$24.93	3,270,781 (2)

(1)	Options to purchase shares of our common stock issued under the 2002 Equity Incentive Plan and 2011 Equity Incentive Plan. Further grants under the 2002 Equity Incentive Plan have been suspended.

(2)	Includes shares remaining available to issue under the 2011 Equity Incentive Plan, and the 2011 Employee Stock Purchase Plan.
Management Analysis of Material Effects of Compensation Plans
Management has concluded that the Company’s compensation plans are not reasonably likely to have a material adverse effect on the Company.
Householding
Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2017 or in the future, he or she may telephone toll-free 1-866-540-7095 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph M. Molina, M.D.
Chairman of the Board, Chief Executive Officer, and President
Dated: March 22, 2017

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Questions and Answers About our Annual Meeting
How many votes are needed for each proposal and what are the effects of abstentions, broker non-votes, and unmarked proxy cards?

Proposal	Votes Required for Approval	Effect of Abstention	Broker Non-Votes	Unmarked/Signed Proxy Cards
To elect three Class III directors to hold office until the 2020 annual meeting.(1) (Proposal 1 on the proxy card)	The number of votes cast “For” a nominee exceed the number of votes cast “Against” that nominee(2)	No effect	Not voted, No effect(3)	Counted as “For”
To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers. (Proposal 2 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”

The approval, on an advisory basis, of a particular frequency (which may be every year, two years, or three years) for a stockholder vote on the compensation of our named executive officers
(Proposal 3 on the proxy card)

	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”
To approve an amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan
(Proposal 4 on the proxy card)
	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”
To ratify the appointment of Ernst & Young LLP (Proposal 5 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Counted as “Against”(4)	Counted as “For”
(1) The Company’s bylaws provide for a majority vote standard for an uncontested election of directors (i.e., an election where the number of nominees for director does not exceed the number of directors to be elected).
(2) If an incumbent director is not elected due to failure to receive a majority of the votes cast, and his or her successor is not otherwise elected and qualified, such director shall tender his or her offer of resignation promptly following the certification of the election results. Within 90 days from the certification of the vote, the corporate governance and nominating committee will make a recommendation to the Board of Directors with respect to any such tendered resignation, and the Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.
(3) Proposals 1, 2, 3, and 4 are not considered routine matters under the NYSE rules, and brokers are not permitted to vote on such proposals if the beneficial owners fail to provide voting instructions.
(4) Proposal 5 is considered a routine matter under the NYSE rules, and brokers are permitted to vote in their discretion on such proposal if the beneficial owners fail to provide voting instructions.

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Who is soliciting my vote?
The Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2017 annual meeting of Molina Healthcare’s stockholders.
What will I be voting on?
You will be voting on the following matters:

1.	The election of three Class III directors to hold office until the 2020 annual meeting;

2.	The compensation of our named executive officers (as an advisory vote);

3.	The frequency of a stockholder vote on the compensation of our named executive officers (as an advisory vote);

4.
The approval of the amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan and to re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan;

5.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

6.	Any other matters properly brought before the meeting or any adjournment or postponement thereof.
Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, we are making this proxy statement and its Annual Report available to our stockholders electronically via the Internet. The “e-proxy” process expedites your receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Stockholders Meeting.
On March 22, 2017, we mailed to stockholders of record as of the close of business on March 9, 2017 a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

How many votes do I have?
You will have one vote for every share of our common stock you owned on March 9, 2017, which is the record date for the annual meeting.
How many votes can be cast by all stockholders?
57,028,614, consisting of one vote for each share of our common stock that was outstanding on the record date. There is no cumulative voting.
How many votes must be present to hold the meeting?
A majority of the votes that can be cast, or 28,514,308 votes. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible whether enough votes will be present for us to hold the meeting.
How do I vote?
You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote by Internet (instructions are on the proxy card).
To ensure that your vote is counted, please remember to submit your vote by May 2, 2017, the day before the annual meeting.
If you want to vote in person at the annual meeting and you hold your Molina Healthcare stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.
Can I change my vote or revoke my proxy?
Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Molina Healthcare’s Corporate Secretary at 200 Oceangate, Suite 100, Long Beach, California 90802. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

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What if I do not vote for the five proposals listed on my proxy card?
If you return a signed proxy card without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted as follows:

1.	For the three director nominees listed on the card;

2.	For the approval, on a non-binding, advisory basis, the compensation of our named executive officers;

3.	For the approval, on an advisory basis, of conducting an advisory vote on the compensation of our named executive officers every year;

4.
For the approval, to amend and restate the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) and to re-approve the material terms of the performance goals for Section 162(m)(1) awards under the Equity Incentive Plan; and

5.	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.
Can my broker vote my shares for me on each of the proposals?
Proposals 1, 2, 3 and 4 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on such proposals if the beneficial owners fail to provide voting instructions. Please vote your proxy so your vote can be counted.
Proposal 5 is considered a routine matter under the NYSE rules on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions.
Can my shares be voted if I do not return my proxy card and do not attend the annual meeting?
If you do not vote your shares held in street name, your broker can vote your shares on matters that the NYSE has ruled discretionary. As noted above, Proposals 1, 2, 3 and 4 are not discretionary items. However, Proposal 5 (to ratify the appointment of Ernst & Young LLP) is a discretionary item, and thus NYSE member brokers that do not receive instructions from beneficial owners may vote such shares at their discretion for such proposal.
If you do not vote the shares registered directly in your name, not in the name of a bank or broker, your shares will not be voted.

Could other matters be decided at the annual meeting?
We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.
What happens if the meeting is postponed or adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Do I need proof of stock ownership to attend the annual meeting?
Yes, you will need proof of ownership of Molina Healthcare stock to enter the meeting.
When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you are a stockholder of record, you will be on the list of Molina Healthcare’s registered stockholders. If your shares are held in the name of a bank, broker, or other holder of record, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. In accordance with our discretion, we may admit you only if we are able to verify that you are a Molina Healthcare stockholder.
How can I access Molina Healthcare’s proxy materials and 2016 Annual Report electronically?
This proxy statement and the Annual Report are available on Molina Healthcare’s website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and this proxy statement and the Annual Report can be found under the heading “Annual Reports, Filings & Statements.”
Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet. If you are a stockholder of record, you can choose this option and save Molina Healthcare the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Molina Healthcare stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access

Molina Healthcare, Inc. 2017 Proxy Statement | 70

Molina Healthcare’s proxy statement and Annual Report. Your choice will remain in effect until you tell us otherwise.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.molinahealthcare.com, or through the EDGAR system maintained by the SEC, at www.sec.gov. Information on our website does not constitute part of this proxy statement.
Who Pays the costs of the annual meeting and the solicitation of proxies?
Molina Healthcare pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Molina Healthcare may solicit proxies by telephone and similar means. No director, officer, or employee of Molina Healthcare will be specially compensated for these activities. Molina Healthcare also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities.
How can I present a proposal for next year’s annual meeting?
Stockholder proposals, including nominations for director, submitted for inclusion in our proxy statement for our next annual meeting of stockholders must comply with the applicable requirements established by the SEC, including Rule 14a-8 under the Exchange Act, and must be delivered in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Corporate Secretary must receive written notice of such proposal no later than November 22, 2017.
Pursuant to our bylaws, stockholders wishing to present any proposal, including nominations for director, for consideration at our next annual meeting of stockholders (but not include it in our proxy statement for our 2018 annual meeting of stockholders) must provide written notice of such proposal to our Corporate Secretary between January 3, 2018 and February 2, 2018, and comply with the other applicable provisions of our bylaws.

All stockholder proposals must be submitted to our Corporate Secretary at our principal executive offices at 200 Oceangate, Suite 100, Long Beach, California 90802 by the applicable dates specified above. You can obtain a copy of our bylaws by writing to our Corporate Secretary at the foregoing address.
Where can I obtain a copy of the Annual Report?
If you received these materials by mail, you should have also received with them Molina Healthcare’s Annual Report. The Annual Report is also available on Molina Healthcare’s website at www.molinahealthcare.com as described above. We urge you to read these documents carefully. In accordance with the rules of the SEC, the Company’s performance graph appears in Part II, Item 5, under the subheading “Stock Performance Graph,” of our Annual Report.

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Appendix A

Molina Healthcare, Inc. 2011 Equity Incentive Plan
Amended and Restated Effective as of January 1, 2017

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment. The Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Plan”) is hereby established effective as of April 27, 2011, the date of its approval by the stockholders of the Company (the “Effective Date”), and is amended and restated effective as of January 1, 2017.

1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)    “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any

Appendix A - 1

employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)    “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any of the following:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(i)    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)    “Company” means Molina Healthcare, Inc., a Delaware corporation, or any successor corporation thereto.

Appendix A - 2

(k)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(l)    “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m)    “Director” means a member of the Board.

(n)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o)    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)    “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

Appendix A - 3

(iii)    If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s)    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)    “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii)    is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v)    “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)    “Net Exercise” means a procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(x)    “Nonemployee Director” means a Director who is not an Employee.

(y)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z)    “Officer” means any person designated by the Board as an officer of the Company.

(aa)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(bb)    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(cc)    “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ee)     “Participant” means any eligible person who has been granted one or more Awards.

(ff)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

Appendix A - 4

(gg)    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(hh)    “Performance Award” means an Award of Performance Shares or Performance Units.

(ii)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(jj)    “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(kk)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll)    “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm)    “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn)    “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo)    “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp)    “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq)    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr)    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt)    “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu)    “Section 162(m)” means Section 162(m) of the Code.

(vv)    “Section 409A” means Section 409A of the Code.

(ww)    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(xx)    “Securities Act” means the Securities Act of 1933, as amended.

(yy)    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders

Appendix A - 5

such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(zz)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aaa)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd)    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Employee, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of

Appendix A - 6

Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4    Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162 (m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)    to determine the type of Award granted;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, other property, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Appendix A - 7

3.6    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.2.

3.7    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four million five hundred thousand (4,500,000)1 and shall consist of authorized but unissued shares of Stock, and the shares of Stock underlying any Awards which are reacquired by the Company, forfeited, or cancelled, satisfied without the issuance of Stock, or otherwise terminated (other than by exercise) without the issuance of Stock, or any combination thereof.

4.2    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
_________________

[1]	Represents the number of shares adjusted for the 3-for-2 common stock split in the form of a stock dividend that was effective May 20, 2011.

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4.3    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Award Limitations.

(a)Incentive Stock Option Limitations.
(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed four million five hundred thousand (4,500,000)2. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1.
(ii)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(iii)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)    Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than seven hundred and fifty thousand (750,000)3 shares.
_________________

[2]	Represents the number of shares adjusted for the 3-for-2 common stock split in the form of a stock dividend that was effective May 20, 2011.

[3]	The number has been adjusted for the 3-for-2 common stock split in the form of a stock dividend that was effective May 20, 2011.

Appendix A - 9

(c)    Nonemployee Director Award Limits. Subject to adjustment as provided in Section 4.2, the maximum number of shares subject to Awards granted to the Nonemployee Directors within any fiscal year of the Company may not exceed the number of shares having an aggregate Fair Market Value as of the date of the Award of $3,330,000, and the maximum number of shares subject to one or more Awards granted to any individual Nonemployee Director within any fiscal year of the Company may not exceed the number of shares having an aggregate annual Fair Market Value as of the date of the Award of $330,000.

6.    STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price (a “Stock Tender Exercise”), (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)Limitations on Forms of Consideration.
(i)Stock Tender Exercise. Notwithstanding the foregoing, a Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the

Appendix A - 10

Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4    Effect of Termination of Service.

(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)    Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)    Death. If the Participant’s Service terminates because of the death of the Participant, then (A) the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (B) solely for the purposes of determining the number of vested shares subject to the Option as of the date on which the Participant’s Service terminated, the Participant shall be credited with an additional twelve (12) months of Service. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service; provided, however, that the Participant shall not be credited with additional months of Service if the Participant dies after the Participant’s Service has otherwise terminated.

(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4 (a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth

Appendix A - 11

in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.    STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3    Exercisability and Term of SARs.

(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (b) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump

Appendix A - 12

sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.    RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions,

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restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided that, with respect to all Restricted Stock Awards other than those made to any Nonemployee Director, (i) the Vesting Conditions for non-performance based Restricted Stock Awards shall provide that the vesting period be at least three years, over which period vesting may be pro-rata in the manner specified in the Award Agreement and (ii) the Vesting Conditions for performance-based Restricted Stock Awards shall provide that the vesting period be at least one year.

During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

Appendix A - 14

9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with

Appendix A - 15

the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.    PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance, other performance measures related to quality and service, and such other performance measures as are generally used in the Company’s industry (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the

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Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i)revenue;
(ii)sales;
(iii)expenses;
(iv)operating income;
(v)gross margin;
(vi)operating margin;
(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)pre-tax profit;
(ix)net operating income;
(x)net income;
(xi)economic value added;
(xii)free cash flow;
(xiii)operating cash flow;
(xiv)balance of cash, cash equivalents and marketable securities;
(xv)stock price;
(xvi)    earnings per share;

(xvii)    return on stockholder equity;

(xviii)    return on capital;

(xix)    return on assets;

(xx)    return on investment;

(xxi)    total stockholder return;

(xxii)    employee satisfaction;

(xxiii)    employee retention;

(xxiv)    market share;

(xxv)    customer satisfaction;

(xxvi)    product development;

(xxvii)    research and development expenses;

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(xxviii)    completion of an identified special project;

(xxix)    completion of a joint venture or other corporate transaction;

(xxx)    recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation;

(xxxi)    objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures;

(xxxii)    objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and

(xxxiii)    Medicare Star Ratings.

(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, a growth or reduction in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5    Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)    Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award

Appendix A - 18

Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

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10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with

Appendix A - 20

respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.    STANDARD FORMS OF AWARD AGREEMENT.

12.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    CHANGE IN CONTROL.

13.1    Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)    Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award

Appendix A - 21

Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)    Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2    Federal Excise Tax Under Section 4999 of the Code.

(a)    Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

14.    COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if

Appendix A - 22

any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    COMPLIANCE WITH SECTION 409A.

15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)    Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

Appendix A - 23

(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)    No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4    Payment of Section 409A Deferred Compensation.

(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)    The Participant’s “separation from service” (as such term is defined by Section 409A);

(ii)The Participant’s becoming “disabled” (as such term is defined by Section 409A);

(iii)    The Participant’s death;

(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)    A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)    The occurrence of an “unforeseeable emergency” (as such term is defined by Section 409A).

(b)    Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as such term is defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)    Payment Upon Disability. All distributions payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

Appendix A - 24

(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)    Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)    Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)    Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.    TAX WITHHOLDING.

16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2    Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company

Appendix A - 25

as determined under applicable provisions of the Code.  Prior to January 1, 2017, the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. Effective January 1, 2017, the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

17.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.    MISCELLANEOUS PROVISIONS.

18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve-(12-) month period.

18.3    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

Appendix A - 26

18.4    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.6    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its

Appendix A - 27

payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules

IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company certifies that the foregoing sets forth the Molina Healthcare, Inc. 2011 Equity Incentive Plan, amended and restated effective as of January 1, 2017, as duly adopted by the Committee and the stockholders.

_____
Corporate Secretary

Appendix A - 28

MOLINA HEALTHCARE, INC.
200 OCEANGATE, STE 100
LONG BEACH, CA 90802-4317
ATTN: DR. J. MARIO MOLINA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17249-P85402 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MOLINA HEALTHCARE, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

Nominees:	**For**	**Against**	**Abstain**
1a. Dr. J. Mario Molina	☐	☐	☐
1b. Ronna E. Romney	☐	☐	☐
1c. Dale B. Wolf	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote every 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17250-P85402

MOLINA HEALTHCARE, INC.
Annual Meeting of Stockholders
May 3, 2017 10:00 AM, Pacific Time
This proxy is solicited on behalf of the Board of Directors.

The stockholder(s) hereby appoint(s) John C. Molina and Jeff D. Barlow, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Molina Healthcare, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time, on May 3, 2017, at 200 Oceangate, 15th Floor, Long Beach, California 90802, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side

V.1.1